Exhibit 10.3

EXECUTION COPY

A request for confidential treatment has been made with respect to the portions of the following document that are marked [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

DAIRYLAND USA CORPORATION

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

BEL CANTO FOODS, LLC

THE CHEFS’ WAREHOUSE WEST COAST, LLC

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

$100,000,000

5.90% Guaranteed Senior Secured Notes due April 17, 2023

NOTE PURCHASE AND GUARANTEE AGREEMENT

Dated as of April 17, 2013

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(continued)

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(continued)

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(continued)

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(continued)

Page
Section 25.1. Appointment; Nature of Relationship	61
Section 25.2. Powers	61
Section 25.3. Employment of Agents	61
Section 25.4. Notices	61
Section 25.5. Successor Issuer Representative	62
Section 25.6. Execution of Financing Documents	62

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(continued)

Page

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS	Schedule A - 1

SCHEDULE B	—	DEFINED TERMS	Schedule B -1

SCHEDULE 1	—	FORM OF 5.90% GUARANTEED SENIOR SECURED NOTE DUE APRIL 17, 2023	Schedule 1 -1

SCHEDULE 5.4	—	FINANCIAL STATEMENTS	Schedule 5.4-1

SCHEDULE 5.5	—	PROPERTIES; COLLATERAL LOCATIONS	Schedule 5.5-1

SCHEDULE 5.6	—	LITIGATION AND ENVIRONMENTAL MATTERS	Schedule 5.6-1

SCHEDULE 5.12	—	MATERIAL AGREEMENTS	Schedule 5.12-1

SCHEDULE 5.14	—	INSURANCE	Schedule 5.14-1

SCHEDULE 5.15	—	CAPITALIZATION AND SUBSIDIARIES	Schedule 5.15-1

SCHEDULE 5.18	—	TRADE NAMES	Schedule 5.18-1

SCHEDULE 5.19	—	BANK ACCOUNTS	Schedule 5.19-1

SCHEDULE 5.21	—	AFFILIATE TRANSACTIONS	Schedule 5.21-1

SCHEDULE 10.1	—	EXISTING INDEBTEDNESS	Schedule 10.1-1

SCHEDULE 10.2	—	EXISTING LIENS	Schedule 10.2-1

SCHEDULE 10.4(b)	—	EXISTING INVESTMENTS	Schedule 10.4(b)-1

SCHEDULE 10.4(l)	—	PERMITTED QZINA ACQUISITION	Schedule 10.4(l)-1

SCHEDULE 10.10	—	EXISTING RESTRICTIONS	Schedule 10.10-1

EXHIBIT A	—	FORM OF JOINDER	Exhibit A-1

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DAIRYLAND USA CORPORATION

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

BEL CANTO FOODS, LLC

THE CHEFS’ WAREHOUSE WEST COAST, LLC

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

c/o The Chefs’ Warehouse, Inc.

100 East Ridge Road

Ridgefield, CT 06877

5.90% Guaranteed Senior Secured Notes due April 17, 2023

April 17, 2013

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, a Delaware limited liability company (“CW Mid-Atlantic”), BEL CANTO FOODS, LLC, a New York limited liability company (“Bel Canto”), THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company (“CW West Coast”), and THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, a Delaware limited liability company (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, each an “Issuer”, and collectively, the “Issuers”), and each of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), Chefs’ Warehouse Parent, LLC, a Delaware limited liability company (the “CW Parent”), The Chefs’ Warehouse Midwest, LLC, a Delaware limited liability company (“CW Midwest”), Michael’s Finer Meats Holdings, LLC, a Delaware limited liability company (“MFMH”), Michael’s Finer Meats, LLC, a Delaware limited liability company (“MFM”, and together with the Company, the CW Parent, CW Midwest and MFMH, collectively, the “Initial Guarantors”), and each of the other entities party hereto as a “Guarantor” agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES AND GUARANTY; COLLATERAL DOCUMENTS.

(a) The Issuers will authorize the issue and sale of $100,000,000 aggregate principal amount of their 5.90% Guaranteed Senior Secured Notes due April 17, 2023 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b) Each Initial Guarantor has authorized (i) its joint and several, and unconditional, guaranty of the payment and performance by the Issuers of their joint and several obligations under this Agreement, the Notes and the other Financing Documents on the terms and conditions set forth in Section 15 hereof, and (ii) the performance of such Initial Guarantor’s other obligations under this Agreement and the Financing Documents.

(c) The obligations of the Issuers and the Guarantors (collectively, the “Obligors”) under and pursuant to this Agreement and the Notes, and the Bank Credit Agreement, shall be secured by the Collateral Documents subject to the terms of the Intercreditor Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuers will issue and sell to each Purchaser, and each Purchaser will purchase from the Issuers, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., Eastern time, at a closing (the “Closing”) on April 17, 2013 or on such other Business Day thereafter as may be agreed upon by the Issuers and the Purchasers. At the Closing the Issuers will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuers or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuers to an account specified in writing by the Issuer Representative and provided to the Purchasers at least two Business Days prior to the date of the Closing. If at the Closing the Issuers shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Issuers to tender such Notes.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by such Person prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.26), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Obligors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

(b) Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) such Obligor’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Shearman & Sterling LLP and Reed Smith LLP, each counsel for the Obligors, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct each of their counsel to deliver such opinions to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Obligors certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted to the extent such matters of fact are not already included in the representations and warranties made by the Company in Section 5.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Issuers shall sell to each other Purchaser, and each other Purchaser shall purchase the Notes to be purchased by it, at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 16.1, the Issuers shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuers at least two Business Days prior to the Closing.

Section 4.8. Payment of Structuring Fee. The Issuers shall have paid an aggregate nonrefundable structuring fee to the Purchasers of $100,000 (0.1% of the aggregate principal amount of the Notes that the Purchasers have committed to purchase), which fee shall be (a) allocated among each of the Purchasers in proportion to the aggregate principal amount of the Notes to be purchased by each such Purchaser hereunder and (ii) paid to each such Purchaser on the date of Closing by wire transfer pursuant to such Purchaser’s instructions delivered to the Issuers at least two Business Days prior to the date of Closing.

Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.10. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.4.

Section 4.11. Funding Instructions. At least two Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer Representative confirming the account information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Initial Guarantors. Each Initial Guarantor shall have duly executed and delivered to each Purchaser an executed counterpart of this Agreement.

Section 4.13. Intercreditor Agreement. The Obligors, the Collateral Agent, the Bank Agent and each of the Purchasers shall have duly executed and delivered an intercreditor agreement in form and substance satisfactory to the Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), and the Intercreditor Agreement shall be in full force and effect.

Section 4.14. Collateral Documents. The obligations shall be secured by a perfected first priority security interest in the Collateral (subject to Liens permitted by Section 10.2 hereof, other than Section 10.2(p)) in favor of the Collateral Agent, for the benefit of the Purchasers and the Bank Lenders on a pari passu basis. Each of the following documents, each of which shall be in form and substance satisfactory to the Purchasers, shall have been duly executed and delivered to the Purchasers by each Obligor which is a party thereto, and shall be in full force and effect:

(a) the Security Agreement;

(b) the Confirmatory Grant; and

(c) such other documents, instruments and agreements as any of the Purchasers may reasonably request to grant to the Collateral Agent first priority perfected Liens on the Collateral.

Section 4.15. Registration and Filings. Each of the Obligors shall have authorized the Collateral Agent to file UCC financing statements in respect of the security interests created by the Collateral Documents in the office of each appropriate Governmental Authority, if such filings are necessary or appropriate in such jurisdictions.

Section 4.16. UCC Searches and Litigation Searches. The Purchasers shall have received UCC searches with respect to the Obligors and litigation, bankruptcy and tax lien searches with respect to the Obligors, each dated reasonably close to the date hereof.

Section 4.17. Intellectual Property Searches. The Purchasers shall have received intellectual property searches with respect to the Obligors of each of the U.S. Copyright Office and the U.S. Patent and Trademark Office, each dated reasonably close to the date hereof.

Section 4.18. Bank Credit Agreement. The Obligors shall have entered into the Bank Credit Agreement and the Bank Credit Agreement shall be in full force and effect.

Section 4.19. Governmental Approvals. All governmental and third-party approvals necessary or, in the discretion of the Purchasers, advisable in connection with the Transactions have been obtained and remain in full force and effect.

Section 4.20. Insurance. The Collateral Agent shall have been named as (a) “lender loss payee” for the property casualty insurance policies of each of the Obligors, together with separate lender loss payable endorsements, and (b) “additional insured” and/or “additional payee” with respect to the liability insurance policies of each of the Obligors, together with separate additional insured endorsements.

Section 4.21. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor represents and warrants to each Purchaser that:

Section 5.1. Organization; Powers. Each Obligor and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 5.2. Authorization, Enforceability. The Transactions are within each Obligor’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Financing Documents to which each Obligor is a party have been duly executed and delivered by such Obligor and constitute a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law applicable to any Obligor or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any of its Subsidiaries or the assets of any Obligor or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any of its Subsidiaries, except Liens created pursuant to the Financing Documents.

Section 5.4. Financial Condition; No Material Adverse Change.

(a) The Obligors have heretofore furnished to the Purchasers copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.4. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such periods in accordance with GAAP.

(b) The Company has heretofore furnished to the Purchasers copies of the projected financial statements of the Company and its Subsidiaries listed on Schedule 5.4. Such projections were prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, and the Company is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

(c) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 28, 2012.

Section 5.5. Properties.

(a) As of the date of this Agreement, Schedule 5.5 sets forth the address of each parcel of real property that is owned or leased by each Obligor (and indicates whether any such real property constitutes an Excluded Asset). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Obligor and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 10.2. All such property is in good working order and condition, ordinary wear and tear and damage by casualty excepted.

(b) Each Obligor and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 5.5, and the use thereof by each Obligor and its Subsidiaries does not infringe upon the rights of any other Person, except for such infringements which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and, except as set forth on Schedule 5.5, each Obligor’s rights thereto are not subject to any licensing agreement or similar arrangement. Schedule 5.5 sets forth a complete and accurate list of all registered intellectual property owned by each Obligor as of the Effective Date. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Obligor infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Obligor, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.6. Litigation and Environmental Matters.

(a) Except as set forth on Schedule 5.6, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including, without limitation, the FDA) pending against or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Financing Documents.

(b) Except for the matters disclosed on Schedule 5.6, (i) no Obligor or any Subsidiary has received notice of any claim with respect to any Environmental Liability that, individually or in the aggregate, could not reasonably be expected to result in liability to the Obligors in excess of $1,000,000 in the aggregate and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in liability to the Obligors in excess of $1,000,000 in the aggregate, no Obligor nor any Subsidiary (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability or knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 5.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.7. Compliance with Laws and Agreements. Each Obligor and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 5.8. Investment Company Status; Margin Stock. No Obligor or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No Obligor or any Subsidiary is engaged in the business of extending credit for the purpose of, and no proceeds of the sale of Notes hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 5.9. Taxes. Each Obligor and its Subsidiaries has timely filed or caused to be filed all Tax returns and other material reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than Permitted Encumbrances.

Section 5.10. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. All minimum required contributions (within the meaning of Section 430 of the Code) have been timely made with respect to each Plan. Each employee benefit pension plan (within the meaning of Section 3(2) of ERISA) maintained or sponsored by an Obligor, or under which an Obligor has any liability, which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, and, except as could not reasonably be expected to result in a Material Adverse Effect, no event or condition exists which could reasonably be expected to jeopardize such qualified status. Except as could not reasonably be expected to result in a Material Adverse Effect, no Obligor has any obligation to provide post-retirement health care benefits to any individual other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, or other similar state law.

(b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.10(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.11. Disclosure. Each Obligor has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to any Purchaser in connection with the negotiation of this Agreement or any other Financing Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Obligors each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 5.12. Material Agreements. No Obligor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or contract listed on Schedule 5.12.

Section 5.13. Solvency.

(a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Obligor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b) No Obligor intends to, or will permit any Subsidiary to, and no Obligor believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 5.14. Insurance. As of the Effective Date, Schedule 5.14 sets forth a description of all insurance maintained by or on behalf of the Obligors and the Subsidiaries. As of the Effective Date, all premiums due and owing in respect of such insurance have been paid. The Issuers and the Company believe that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate.

Section 5.15. Capitalization and Subsidiaries. Schedule 5.15 sets forth (a) a true and complete listing of each class of each Obligor’s and Subsidiary’s authorized Equity Interests and the holders thereof; provided that with respect to the Company, Schedule 5.15 only lists those holders owning at least 5% of the Equity Interests of the Company as of the Effective Date, and (b) the type of entity and jurisdiction of organization of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests of each Obligor and the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as set forth on Schedule 5.15, no holder of such Equity Interest is entitled to any preemptive, first refusal or other similar rights.

Section 5.16. Security Interest in Collateral. The provisions of this Agreement and the other Financing Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Obligor and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 10.2 (other than Section 10.2(p)), to the extent any such Liens (to the extent permitted by Section 10.2) would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral, (c) Liens on intellectual property perfected only by making filings with the applicable Governmental Authority to the extent such filings have not been made, (d) real estate, (e) assets subject to certificates of title, (f) letter-of-credit rights with respect to letters of credit in an amount, in each case, of less than $1,000,000 and (g) commercial tort claims having a value, in each case, of less than $1,000,000.

Section 5.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Obligor or any Subsidiary pending or, to the knowledge of the Obligors, threatened. The hours worked by and payments made to employees of the Obligors and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent the failure to so comply with such acts and laws could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from any Obligor or any Subsidiary, or for which any claim may be made against any Obligor or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Obligor or such Subsidiary.

Section 5.18. Nature of Business; Permits and Licenses; Trade Names.

(a) No Obligor or Subsidiary is engaged in any business other than those engaged in on the Effective Date and those reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail).

(b) Each Obligor has, and is in compliance with, all Governmental Permits and all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent that the failure to have or be in compliance with all such Governmental Permits, permits, licenses, authorizations, approvals, entitlements and accreditations could not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, except that could not reasonably be expected to result in a Material Adverse Effect, and there is no claim that any thereof is not in full force and effect.

(c) As of the Effective Date, Schedule 5.18 hereto sets forth a complete and accurate list of all trade names, business names or similar appellations used by each Obligor or Subsidiary or any of their divisions or other business units during the past five years.

Section 5.19. Location of Bank Accounts. As of the Effective Date, Schedule 5.19 sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by or for the benefit of each Obligor and Subsidiary, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 5.20. Customers and Suppliers. There exists no actual or, to the knowledge of any Obligor, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are individually or in the aggregate material to the business or operations of such Obligor, or (b) any Obligor, on the one hand, and any material supplier thereof, on the other hand, except, under clauses (a) or (b), as could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of each Obligor, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

Section 5.21. Affiliate Transactions. Except as set forth on Schedule 5.21, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Obligor and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Obligor or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Obligor or any Person with which any Obligor has a business relationship or which competes with any Obligor (except that any such Persons may own stock in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with an Obligor.

Section 5.22. Common Enterprise. The successful operation and condition of each of the Obligors is dependent on the continued successful performance of the functions of the group of the Obligors as a whole and the successful operation of each of the Obligors is dependent on the successful performance and operation of each other Obligor. Each Obligor expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Obligors and (ii) the incurrence by the Issuers of Indebtedness hereunder, both in their separate capacities and as members of the group of companies. Each Obligor has determined that execution, delivery, and performance of this Agreement and any other Financing Documents to be executed by such Obligor is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Obligor, and is in its best interest.

Section 5.23. Foreign Assets Control Regulations, Etc.

(a) None of the Issuers nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). None of the Issuers nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Issuer or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) None of the Issuers nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the actual knowledge of any Issuer after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that such Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) None of the Issuers nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the actual knowledge of any Issuer after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To each Issuer’s actual knowledge after making due inquiry, none of the Issuers nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. Each Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that such Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.24. FDA Matters.

(a) Except as noted in clause (b), the Obligors and the operation of their food facilities in the United States are in compliance with and are not in violation of all applicable Requirements of Law (including the FDC Act), regulations, rules, standards, guidelines, policies, and orders administered or issued by FDA or any comparable Governmental Authority (including, without limitation, as applicable, the Bioterrorism Act (21 CFR 1.326-1.368), prohibited cattle materials (21 CFR 189.5) and import notification requirements (21 CFR 1.276-1.285)), except for failures to comply or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Since December 28, 2012, no Governmental Authority has served notice on any Obligor or its Subsidiaries that the business or the assets of the Obligors or their Subsidiaries, may be, or are in material violation of any Requirement of Law or the subject of any material investigation, except for violations or investigations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Since December 28, 2012, no Obligor or its Subsidiaries has received notice from any Governmental Authority nor does any Obligor have any knowledge that there are any circumstances currently existing which would be reasonably likely to lead to any loss of or refusal to renew any material governmental licenses, permits, registrations, product registrations, Governmental Permits, approvals, authorizations related to the business and that the terms of all such licenses, permits, registrations, product registrations, governmental permits, approvals, and authorizations currently in force, except for any notice or circumstance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) The Obligors have no knowledge of any acts with respect to their food business or products that furnish a reasonable basis for a warning letter, untitled letter, Section 305 notice, or other similar communication from FDA or any Governmental Authority, except for any acts that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) The Obligors have no knowledge of any existing obligation of an Obligor arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response or commitment made to or with FDA or any Governmental Authority with respect to their food and food product business, except for any acts that, individually or in the aggregate, could not reasonably be expected to result a Material Adverse Effect.

Section 5.25. Private Offering by the Issuers. No Obligor nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.26. Use of Proceeds. The Issuers will apply the proceeds of the sale of the Notes hereunder as provided in Section 9.6.

Section 5.27. Existing Indebtedness; Future Liens. Except as described therein, Schedule 10.1 sets forth a complete and correct list of all Indebtedness of each Obligor and its Subsidiaries as of the Effective Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantees thereof). No Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the lawful disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to register the Notes.

Section 6.2. Accredited Purchaser. Each Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

Section 6.3. Power and Authority. Each Purchaser has the power and authority to enter into and perform this Agreement and the execution and performance hereof have been duly authorized by all proper and necessary action. This Agreement constitutes the valid and legally binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and the application of equitable principles.

Section 6.4. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuers in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in any Issuer that would cause the QPAM and such Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuers in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of

“control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in any Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuers in writing pursuant to this clause (e); or

(f) the Source is a governmental plan that is not subject to laws or regulations that are substantially similar to the prohibited transaction provisions of ERISA and Section 4975 of the Code; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan or other plan, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code.

As used in this Section 6.4, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Obligors shall deliver to each holder of a Note that is an Institutional Investor:

(a) Annual financial statements — as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Company and its Subsidiaries, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Required Holders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b) Quarterly financial statements — within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations and stockholders’ equity and consolidated statements of cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in comparative form the actual figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year;

(c) SEC and Other Reports — (i) promptly after the same become publicly available (but in no event later than one (1) Business Day after filing any quarterly reports), notice that any periodic and other reports, proxy statements and other materials have been filed by any Obligor or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or copies of any materials otherwise distributed by any Obligor to its shareholders generally, as the case may be and (ii) promptly after the sending thereof, a copy of each financial statement, report, notice or proxy statement sent by any Obligor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability);

(d) Projected Financial Statements — as soon as available but in any event no later than ten (10) days prior to the end of each Fiscal Year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company and its Subsidiaries for each Fiscal Quarter of the upcoming Fiscal Year (the “Projections”) in form reasonably satisfactory to the Required Holders (including the Fiscal Month end dates for such Fiscal Year);

(e) Governmental Authority Information — promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Obligor other than routine inquiries by such Governmental Authority, except for any such documents or information that any Obligor, upon advice of counsel, believes to be subject to a claim of attorney-client privilege, attorney work product, or any other applicable legal privilege or immunity; provided, however, the inadvertent disclosure of such documents or information shall in no way prejudice or otherwise constitute a waiver of, or estoppel as to, any claim of attorney-client privilege, attorney work product or other applicable privilege or immunity;

(f) Auditor Reports — promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Obligor by its auditors in connection with any annual or interim audit of the books thereof;

(g) Notice of Default or Event of Default — promptly, and in any event within three Business Days of a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Issuers are taking or propose to take with respect thereto;

(h) Notice Regarding Actions/Proceedings — promptly, written notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor or any Affiliate thereof in which the amount involved (not covered by an unaffiliated insurance carrier that has not denied coverage) is greater than $5,000,000 and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(i) Notice of Liens — promptly, written notice of any Lien (other than Liens permitted by Section 10.2) or claim made or asserted against any of the Collateral;

(j) Notice of ERISA Event — promptly, written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(k) Notice Regarding Form FDA-483 — promptly, and in any event within ten days of receipt thereof, copies of any Form FDA-483 and all responses to Form FDA-483 observations;

(l) Notice of Material Adverse Events — promptly, notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(m) Information Required by Rule 144A — and any Qualified Institutional Buyer designated by such holder, promptly, upon the request of any such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act; and

(n) Requested Information — promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Obligors or any of their Subsidiaries, or compliance with the terms of any Financing Document, as any holder of a Note may reasonably request.

Documents or notices required to be delivered pursuant to clauses (a), (b) and (c) of this Section 7.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Issuer Representative shall notify (which may be by facsimile or e-mail) each holder of a Note that is an Institutional Investor of the filing of any such documents and provide to each such holder by e-mail electronic versions (i.e., soft copies) of such documents or notices. Notwithstanding anything contained herein, in every instance the Issuer Representative shall be required to provide paper copies of (x) the certificates of a Senior Financial Officer of the Issuer Representative required by Section 7.2 and, (y) upon request of holder of a Note that is an Institution Investor, the financial statements required by clauses (a) and (b) of Section 7.1, in each case, to each holder of a Note that is an Institutional Investor.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Issuer Representative:

(a) Certification of Financial Statements — certifying, only with respect to the financial statements delivered pursuant to clauses (a) and (b) of Section 7.1, that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject, if applicable, to normal year-end adjustments and the absence of footnotes;

(b) Default — certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(c) Covenant Compliance — setting forth reasonably detailed calculations demonstrating compliance with Section 10.13 (and any Incorporated Provision requiring financial calculations in order to determine compliance therewith); provided that in the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(d) Change in GAAP — if any change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4, a description of any such change and the effect of any such change on the financial statements accompanying such certificate.

Section 7.3. Updated Exhibits to the Security Agreement. Each Officer’s Certificate delivered to a holder of a Note pursuant to Section 7.2 shall be accompanied by updated versions of the Exhibits to the Security Agreement as required under Section 4.16 of the Security Agreement; provided, that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Issuer Representative shall indicate that there has been “no change” to the applicable Exhibit(s).

Section 7.4. Visitation. Each Obligor shall permit any representatives designated by any holder of a Note (including employees of the Collateral Agent or any holder of a Note or any consultants, accountants, lawyers and appraisers retained by any holder of a Note), upon reasonable prior notice and without unreasonable disruption to the business of the Obligors, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, notwithstanding anything herein to the contrary, unless a Default or an Event of Default has occurred and is continuing, the Obligors shall not be required to reimburse the holders of Notes for more than one (1) such visit and inspection per calendar year. Each Obligor acknowledges that the Collateral Agent or any such holder of Notes, after exercising its rights of inspection, may prepare and distribute to the other holders of Notes certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by such parties.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments. On each of April 17, 2018 and the Maturity Date, the Issuers will prepay $50,000,000 in aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, Section 8.3, Section 8.4 or Section 8.8, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 and the payment due on the Maturity Date on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000, or any larger multiple of $100,000, in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuers will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuers and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuers shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Offer to Prepay upon Receipt of Net Proceeds in respect of Prepayment Event.

(a) Notice and Offer. In the event and on each occasion that any Obligor or any Subsidiary receives any Designated Net Proceeds, the Issuer Representative will, within 1 Business Day of receipt of Designated Net Proceeds, give written notice thereof to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (“Designated Net Proceeds Prepayment Offer”) to prepay, at the election of each holder, at par (and without any payment of the Make-Whole Amount), a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Relevant Designated Net Proceeds on a date specified in such notice (the “Designated Net Proceeds Prepayment Date”) that is not less than 20 days and not more than 30 days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Designated Net Proceeds Prepayment Date. If the Designated Net Proceeds Prepayment Date shall not be specified in such notice, the Designated Net Proceeds Prepayment Date shall be the first Business Day after the 20th day after the date of such notice.

(b) Acceptance and Payment. To accept such Designated Net Proceeds Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Issuer Representative not later than 15 days after the date of such written notice from the Issuer Representative; provided, that failure to accept such offer in writing within 15 days after the date of such written notice shall be deemed to constitute a rejection of the Designated Net Proceeds Prepayment Offer. If so accepted by any holder of a Note, the amount of such offered prepayment (equal to such holder’s Ratable Portion of the Relevant Designated Net Proceeds) shall become due and payable on the Designated Net Proceeds Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to, but not including, the Designated Net Proceeds Prepayment Date.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer Representative and dated the date of such offer, specifying (i) the Designated Net Proceeds Prepayment Date, (ii) the Designated Net Proceeds and the Relevant Designated Net Proceeds, (iii) that such offer is being made pursuant to Section 8.3, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Designated Net Proceeds Prepayment Date and (vi) in reasonable detail, the nature of the event giving rise to such Designated Net Proceeds Prepayment Offer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

Section 8.4. Offer to Prepay Based on Leverage Ratio.

(a) Notice and Offer. In the event and on each occasion that the Leverage Ratio on the last day of the immediately preceding Fiscal Year is greater than 2.50:1.00, the Issuer Representative will, within 1 Business Day of the earlier of (i) the date on which the Company’s and its Subsidiaries’ annual audited financial statements for the immediately preceding Fiscal Year are delivered pursuant to Section 7.1(a) and (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 7.1(a), give written notice thereof to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (“Excess Cash Prepayment Offer”) to prepay, at the election of each holder, at par (and without any payment of the Make-Whole Amount), a portion of the Notes held by such holder equal to such holder’s Ratable Portion of 50% of the Obligors’ Excess Cash Flow for the immediately preceding Fiscal Year, beginning with the Fiscal Year that ends on the last day of the Fiscal Month ending closest to December 31, 2013 (provided, that the prepayment offer under this Section 8.4 shall not exceed $4,000,000 for each Fiscal Year) (such amount, the “Excess Cash Proceeds”), on a date specified in such notice (the “Excess Cash Prepayment Date”) that is not less than 20 days and not more than 30 days after the date of such notice, together with interest on the amount to be so prepaid accrued to, but not including, the Excess Cash Prepayment Date. If the Excess Cash Prepayment Date shall not be specified in such notice, the Excess Cash Prepayment Date shall be the first Business Day after the 20th day after the date of such notice.

(b) Acceptance and Payment. To accept such Excess Cash Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Issuer Representative not later than 15 days after the date of such written notice from the Issuer Representative; provided, that failure to accept such offer in writing within 15 days after the date of such written notice shall be deemed to constitute a rejection of the Excess Cash Prepayment Offer. If so accepted by any holder of a Note, the amount of such offered prepayment (equal to such holder’s Ratable Portion of the Excess Cash Proceeds) shall become due and payable on the Excess Cash Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to, but not including, the Excess Cash Prepayment Date.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer Representative and dated the date of such offer, specifying (i) the Excess Cash Prepayment Date, (ii) the Excess Cash Proceeds, including a detailed calculation thereof, (iii) that such offer is being made pursuant to Section 8.4, (iv) the principal amount of each Note offered to be prepaid and (v) the interest that would be due on each Note offered to be prepaid, accrued to the Excess Cash Prepayment Date, and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

Section 8.5. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 and Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.6. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to Section 8.2, the Issuers may defer or abandon such prepayment upon written notice to the holders of the Notes. The Issuers shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such prepayment is expected to occur, and (iii) any determination by the Issuers to rescind such notice of prepayment. From and after the date fixed for such prepayment (if not deferred or abandoned), unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer Representative and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.7. Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Issuers will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.8. Change in Control Prepayment.

(a) Notice of Change in Control or Control Event. The Issuer Representative will, within five Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.8.

(b) Condition to Action. The Obligors will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.8, accompanied by the certificate described in subparagraph (g) of this Section 8.8, and (ii) contemporaneously with such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.8.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder of Notes (the terms “holder” and “holder of Notes”, for purposes of this Section 8.8, shall refer to the beneficial owner in respect of any Note registered in the name of a nominee for a disclosed beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”).

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 10 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 101% of the principal amount of such Notes, together with interest on the principal amount of such Notes accrued to, but not including, the date of prepayment. The prepayment shall be made on the Change in Control Prepayment Date except as provided in subparagraph (f) of this Section 8.8.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.8 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Change in Control Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but not including, the Change in Control Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h) Certain Definitions.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than (i) Christopher Pappas, John Pappas, Dean Facatselis or Kay Facatselis, (ii) the officers, directors or management of the Company as of the Effective Date, or (iii) any corporation, limited liability company or partnership owned and controlled directly or directly by any Person or Persons described in clauses (i) and (ii), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) the Company ceasing to own and control all of the outstanding Equity Interests of the Issuers and the CW Parent on a fully diluted basis; and (c) any Change in Control (as such term is defined in the Bank Credit Agreement) under the Bank Credit Agreement for so long as the Bank Credit Agreement is in effect.

“Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Section 8.9. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.75% plus the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.75% plus the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.6 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.10. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of principal, interest or Make-Whole Amount on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal at maturity that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

Each Obligor covenants that so long as any of the Notes are outstanding:

Section 9.1. Existence; Conduct of Business. Each Obligor will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.3, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including, without limitation, food and beverage service, distribution, wholesale or retail) as it is on the Effective Date.

Section 9.2. Payment of Obligations. Each Obligor will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except (a) where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Obligor or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or (b) with respect to Restricted Payments.

Section 9.3. Maintenance of Properties. Each Obligor will, and will cause each Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.

Section 9.4. Books and Records. Each Obligor will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities

Section 9.5. Compliance with Laws. Each Obligor will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.6. Use of Proceeds. The proceeds from the sale of the Notes will be used only to repay existing Indebtedness and pay transaction costs, fees and expenses associated with this Agreement and the Transactions, and/or for general corporate purposes. No part of the proceeds from the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

Section 9.7. Insurance. Each Obligor will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A—by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Issuers will furnish to the holders of Notes and the Collateral Agent, upon request, information in reasonable detail as to the insurance so maintained.

Section 9.8. Casualty and Condemnation. The Issuers will (a) furnish to the Collateral Agent and the holders of Notes prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 9.9. Depository Bank. The Obligors and their Subsidiaries will maintain the Collateral Agent as their principal depository bank.

Section 9.10. Additional Collateral; Further Assurances.

(a) Each Issuer and each Subsidiary that is an Obligor will cause each of its Domestic Subsidiaries formed or acquired after the date of this Agreement to become an Obligor by executing a Joinder Agreement within thirty (30) days (or such later date as may from time to time be approved by the Collateral Agent (or, after and during the continuance of a Default or Event of Default, the Required Holders), but in no event later than the date such Domestic Subsidiary becomes a borrower or guarantor under or in respect of the Bank Credit Agreement) of such formation, acquisition or qualification (to the extent such Domestic Subsidiary remains in existence as of such thirtieth day), such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form consistent with and substantially the same as those delivered on the Closing Date. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Financing Documents and (ii) will grant Liens to the Collateral Agent, for its benefit and the benefit of the holders of Notes and the other Secured Parties, in any property of such Obligor which constitutes Collateral, including any real property owned by any Obligor (other than Excluded Assets). Nothing in this Section 9.10 shall be construed as a consent to form or acquire any Subsidiary after the date hereof that is not otherwise expressly permitted herein. Notwithstanding anything herein to the contrary, no Foreign Subsidiary of any Obligor shall be required to become an Obligor.

(b) Without limiting the generality of the foregoing, each Issuer and each Subsidiary that is an Obligor will (i) cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request and (ii) deliver Mortgages and Mortgage Instruments with respect to real property owned by such Obligor (other than with respect to Excluded Assets) to the extent, and within such time period as is, reasonably required by the Collateral Agent. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Collateral Agent (or, after and during the continuance of a Default or Event of Default, the Required Holders) determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(c) Without limiting the foregoing, each Obligor will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4, as applicable), which may be required by law or which the Collateral Agent or the Required Holders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Financing Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Obligors.

(d) If any material assets are acquired by any Obligor after the Effective Date (other than Excluded Assets or assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon the acquisition thereof), the Issuer Representative will take, and cause each Subsidiary that is an Obligor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in clause (c) of this Section, all at the expense of the Obligors.

(e) If at any time the Bank Lenders have agreed to release all or any part of the Collateral, upon the request of the Issuer Representative, the holders of Notes hereby agree to release such Collateral, provided that (i) both immediately before and after giving effect to any such release, no Default or Event of Default shall have occurred or be continuing, (ii) the Bank Lenders have released (or are simultaneously releasing) such Collateral, and (iii) the holders of Notes shall have received an amount of pro rata compensation, consideration or credit support from the Obligors identical to the compensation, consideration or credit support, if any, provided to the Bank Lenders and/or Bank Agent in connection with any such release.

Section 9.11. Most Favored Lender Status. If any affirmative or negative covenant or default or event of default (howsoever such affirmative or negative covenant or event of default may be styled in the relevant documentation, whether currently in existence or added in the future) in the Bank Credit Agreement (which, for the avoidance of doubt, excludes applicable interest rates, margins and fees) provides for any term more favorable to the applicable lenders than those provided for in the Financing Documents (including, without limitation, any covenants or events of default more restrictive than those provided for in the Financing Documents), then the holders of Notes shall have the benefit of any such more advantageous terms and conditions and the Financing Documents shall be deemed automatically modified accordingly. Each Obligor agrees to execute and deliver to each holder of a Note any amendment documents or other agreements requested by the Required Holders to evidence that the terms of the Financing Documents have been so modified.

Section 9.12. Pari Passu Ranking.

The Obligors’ obligations under the Financing Documents to which they are a party will, upon issuance of the Notes, rank pari passu, without preference or priority (except as provided in the Intercreditor Agreement), with all of their respective obligations under the Bank Loan Documents.

SECTION 10. NEGATIVE COVENANTS.

Each Obligor covenants that so long as any of the Notes are outstanding:

Section 10.1. Indebtedness. No Obligor will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Secured Obligations, including, for the avoidance of doubt, the Bank Loan Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 10.1 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of any Obligor to any other Subsidiary and of any Subsidiary to any other Obligor; provided that (i) if such Indebtedness is of any Subsidiary to any Obligor, such Indebtedness shall be evidenced by promissory notes or other instruments and such promissory notes or other instruments shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, and have subordination terms satisfactory to the Required Holders and (ii) Indebtedness of any Subsidiary that is not an Obligor to any Obligor shall be subject to the limitations set forth in Section 10.4(s);

(d) Guarantees by any Obligor of Indebtedness of any other Obligor (other than the Company and the CW Parent); provided that (i) the Indebtedness so Guaranteed is permitted by this Section 10.1, and (ii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of any Issuer or any Subsidiary (other than the CW Parent) incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $5,000,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (b), (e) and (j) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that (i) such Refinancing Indebtedness does not increase the principal amount or interest rate of the Refinanced Indebtedness, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Obligor, (iii) no Obligor that is not originally obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness, (iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, (v) the terms of such Refinancing Indebtedness are not less favorable to the obligor thereunder than the original terms of such Refinanced Indebtedness and (iv) if such Refinanced Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the holders of Notes as those that were applicable to such Refinanced Indebtedness;

(g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Issuer or any Subsidiary (other than the CW Parent) in respect of performance bonds, bid bonds, statutory bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) Indebtedness of any Issuer or any Subsidiary (other than the CW Parent) in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, so long as (i) such Indebtedness is incurred in the ordinary course of business and is not outstanding for more than three (3) Business Days and (ii) the aggregate amount of such Indebtedness does not exceed $500,000 at any one time outstanding;

(j) Subordinated Indebtedness of the Issuers in an aggregate principal amount not exceeding $30,000,000 at any time outstanding;

(k) the Dairyland HP Indebtedness; and

(l) other Indebtedness of the Issuers in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

Section 10.2. Liens. No Obligor will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created pursuant to any Financing Document, including, for the avoidance of doubt but subject to the Intercreditor Agreement, the Liens created pursuant to any Financing Document securing the Bank Loan Obligations;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Issuer or any Subsidiary existing on the date hereof and set forth in Schedule 10.2 (including any extensions of any such Liens to the extent the Indebtedness is extended in accordance with Section 10.1(f)); provided that (i) such Lien shall not apply to any other property or asset of such Issuer or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Issuer or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 10.1(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Issuer or Subsidiary or any other Issuer or Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Issuer or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes an Obligor after the date hereof prior to the time such Person becomes an Obligor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming an Obligor, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Obligor, and (iii) the obligation secured by such Lien is permitted by Section 10.1 and such Lien shall secure only those obligations which it secures on the date of such acquisition (including any extensions or modifications of any such obligations permitted by Section 10.1(f)) or the date such Person becomes an Obligor, as the case may be;

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of sale and leaseback transactions permitted by Section 10.6;

(h) Liens granted by a Subsidiary that is not an Obligor in favor of any Issuer or another Obligor in respect of Indebtedness owed by such Subsidiary;

(i) precautionary UCC financing statements filed in connection with operating leases or consignments;

(j) non-exclusive licenses and sublicenses of intellectual property or leases or subleases of real property, in each case, granted to third parties in the ordinary course of business not interfering with or adversely affecting the business of the Obligors or their Subsidiaries;

(k) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment or Permitted Acquisition;

(l) Liens in favor of customs and revenue authorities which secure payments of customs duties in connection with the importation of goods;

(m) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n) Liens on property with an aggregate value not exceeding $1,000,000 that is subject to conditional sale, title retention, consignment or similar arrangements;

(o) Liens on the Dairyland HP Facility and any other assets of Dairyland HP that is securing the Dairyland HP Indebtedness and related obligations under the New Markets Tax Credit Financing; and

(p) other Liens securing Subordinated Indebtedness not exceeding $250,000 in the aggregate at any time.

Section 10.3. Fundamental Changes.

(a) No Obligor will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred or be continuing (i) any Obligor or Subsidiary thereof may merge into or consolidate with an Obligor (so long as (A) in the case of a merger or consolidation involving the Company, the Company shall be the surviving entity of any such merger or consolidation and (B) in the case of a merger or consolidation involving an Obligor, an Obligor shall be the surviving entity of such merger or consolidation); (ii) any Obligor (other than the Company) or Subsidiary thereof may liquidate or dissolve into an Obligor (including for purposes of clarity into the Company); (iii) any Subsidiary of an Obligor may merge into or consolidate with a Person that is not an Obligor (so long as in the case of a merger or consolidation involving an Obligor, an Obligor shall be the surviving entity of such merger or consolidation); and (iv) any Subsidiary that is not an Obligor may liquidate or dissolve if the Obligor which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interest of the Obligor and is not materially disadvantageous to the holders of Notes; provided, that (x) any such merger or consolidation hereunder involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by Section 10.4, (y) any such merger or consolidation hereunder involving an Issuer in respect of which such Issuer is not the surviving entity shall not be permitted unless (1) the surviving entity is another Issuer or (2) the surviving entity shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and each other Financing Document to which any Issuer not surviving such transaction was a party and (B) caused to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (z) immediately after giving effect to any such merger, consolidation or other transaction hereunder, at least one (1) Issuer shall continue to remain in existence. Notwithstanding anything herein to the contrary, the Obligors may consummate the Permitted Qzina Acquisition.

(b) No Obligor will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Issuers and their Subsidiaries on the date hereof and businesses reasonably related thereto and logical extensions thereof.

(c) The Obligors will not change the method of determining the Fiscal Year of the Company and its Subsidiaries, unless the Issuer Representative shall have given the holders of Notes at least 180 days’ prior notice thereof and the parties hereto shall have made appropriate changes to this Agreement (it being acknowledged and agreed that the date of the Fiscal Year end may change by up to ten (10) days from year to year).

Section 10.4. Investments, Loans, Advances, Guarantees and Acquisitions. No Obligor will form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not an Obligor and a wholly owned Subsidiary prior to such merger) any evidences of indebtedness or Equity Interest of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), or permit any Subsidiary to do any of the foregoing, except:

(a) Permitted Investments, subject, to the extent required by the Security Agreement, to control agreements in favor of the Collateral Agent or otherwise subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties (subject to any grace periods in the Security Agreement for delivering such control agreements or otherwise perfecting such security interest);

(b) investments in existence on the date hereof and described in Schedule 10.4(b);

(c) investments by the Company in the Issuers and the CW Parent and by the CW Parent, the Issuers and the Subsidiaries in Equity Interests in their respective Subsidiaries that are Obligors; provided that any such Equity Interests shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);

(d) loans or advances made by any Obligor to any Subsidiary and made by any Subsidiary to any Obligor; provided that not more than an aggregate principal amount of $5,000,000 in loans and advances may be made and remain outstanding at any time by Obligors to Subsidiaries which are not Obligors;

(e) Guarantees constituting Indebtedness permitted by Section 10.1;

(f) loans or advances made by an Obligor to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

(g) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to an Obligor pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) investments in the form of Swap Agreements permitted by Section 10.7;

(i) investments of any Person existing at the time such Person becomes a Subsidiary of an Issuer or consolidates or merges with an Issuer or any of the Subsidiaries, in either case, in accordance with the terms hereof (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j) investments received in connection with the dispositions of assets permitted by Section 10.5;

(k) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l) Permitted Acquisitions, including the Permitted Qzina Acquisition;

(m) Indebtedness permitted pursuant to Section 10.1 or any restricted payment permitted pursuant to Section 10.8, in each case, to the extent such Indebtedness or restricted payment constitutes an investment;

(n) any investments received in compromise or resolution of (x) obligations of trade creditors or customers incurred in the ordinary course of business of the Issuers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (y) litigation, arbitration or other disputes with persons who are not Affiliates; provided, that any such investments shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);

(o) receivables owing to the Issuers or any of their respective Subsidiaries created in the ordinary course of business and payable or in accordance with customary trade terms;

(p) to the extent the same constitute investments, inventory of non-Obligors held by the Issuers for sale subject to consignment or similar arrangements;

(q) investments in wholly-owned domestic Subsidiaries that become Obligors in accordance with Section 9.10; and

(r) investments by the Company and its Subsidiaries in Dairyland HP in an aggregate amount not to exceed $14,000,000 during the term of this Agreement.

Section 10.5. Asset Sales. No Obligor will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or income or revenues (including accounts receivable) or rights in respect of any thereof, nor will any Issuer or any Subsidiary issue any additional Equity Interest (other than to another Issuer or another Subsidiary in compliance with Section 10.4), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business (including inventory held for sale pursuant to Section 10.4(p)), (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, (iii) securities of trade creditors or customers received pursuant to any dispute settlement, plan of reorganization or similar arrangement following the bankruptcy or insolvency of such trade creditor or customer and (iii) intellectual property that is no longer material to the conduct of the business of the Obligors;

(b) sales, transfers and dispositions of assets to any Issuer or any other Obligor;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 10.4;

(e) sale and leaseback transactions permitted by Section 10.6;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Issuer or any Subsidiary;

(g) licenses and sublicenses of intellectual property granted in the ordinary course of business; and

(h) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (h) shall not exceed $1,000,000 during any twelve month period;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) and (f) above and abandonment of intellectual property no longer material to the business of the Obligors) shall be made for fair value and for all cash consideration.

Section 10.6. Sale and Leaseback Transactions. No Obligor will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Issuers or any Subsidiary that is approved by Required Holders, made for cash consideration in an amount not less than the fair value of such fixed or capital asset and consummated within ninety (90) days after the Issuers or such Subsidiary acquire or complete the construction of such fixed or capital asset.

Section 10.7. Swap Agreements. No Obligor will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Issuer or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Issuer or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Issuer or any Subsidiary.

Section 10.8. Restricted Payments; Certain Payments of Indebtedness.

(a) No Obligor will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, (x) any Obligor may make a Permitted Company Dividend under clause (iii) of the definition thereof to the Company and (y) so long as no Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect thereto on a pro forma basis), (i) each of the Company and the Issuers may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends to the Issuers, (iii) any Obligor may make a Permitted Company Dividend to the Company, (iv) the Obligors and their Subsidiaries may make Restricted Payments payable solely in the form of their Equity Interests pursuant to and in accordance with employment agreements, bonus plans, stock option plans, or other benefit plans for existing, new and former management, directors, employees and consultants of the Obligors and their Subsidiaries and (v) the Company and its Subsidiaries may make any other Restricted Payment, so long as the aggregate amount of all such Restricted Payments made pursuant to this clause (v) during any Fiscal Year does not exceed $1,000,000.

(b) No Obligor will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Financing Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) payment of intercompany Indebtedness incurred in accordance with Section 10.1;

(iv) refinancings of Indebtedness to the extent permitted by Section 10.1;

(v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale are sufficient to repay such Indebtedness in full;

(vi) payments made in respect of the sinking fund requirement under the New Markets Tax Credit Financing, so long as (i) after giving effect to such payment, the aggregate amount of all such payments does not exceed the then outstanding principal amount of the Dairyland HP Indebtedness, and (ii) no Default or Event of Default has occurred and is continuing or would be caused by such payment;

(vii) prepayments with respect to the Dairyland HP Indebtedness, so long as (x) after giving effect to such payment, the Obligors shall be in pro forma compliance with the financial covenants set forth in Section 10.13 as of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) (or, prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 5.4(a)) and (y) no Default or Event of Default has occurred and is continuing or would be caused by such payment; and

(viii) mandatory prepayments of Indebtedness required pursuant to the terms of the Bank Credit Agreement and the voluntary repayment of (A) Revolving Loans or (B) Term Loans (as such terms are defined in the Bank Credit Agreement) pursuant to the Bank Credit Agreement, in each case so long as (x) there is no corresponding reduction in the Revolving Commitment (as such term is defined in the Bank Credit Agreement) and (y) after giving effect to such prepayment or repayment, no Default or Event of Default exists or would exist under this Agreement.

Section 10.9. Transactions with Affiliates. No Obligor will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Obligor or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Issuer and any Subsidiary that is an Obligor not involving any other Affiliate, (c) transactions that are otherwise expressly permitted by the terms of this Agreement and the other Financing Documents, (d) transactions set forth on Schedule 5.21; provided that any renewal or extension of the leases set forth on such schedule shall be, in the Issuer Representative’s reasonable discretion, on terms no less favorable to the Obligors than could be obtained on an arm’s-length basis from unrelated parties and (e) the Master Operating Sublease, dated April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time.

Section 10.10. Restrictive Agreements. No Obligor will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Obligor or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any other Obligor or Subsidiary or to Guarantee Indebtedness of any other Obligor or Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Financing Document or Bank Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness as permitted by this Agreement and (v) clause (a) of the foregoing shall not apply to Excluded Assets and customary provisions in leases or licenses restricting the assignment thereof or the grant of a security interest therein, in each case, to the extent such provisions are required by the parties thereto and not bargained for by any Obligor or Subsidiary.

Section 10.11. Amendment of Material Documents. No Obligor will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness and (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case, to the extent any such amendment, modification or waiver would be adverse to the holders of Notes.

Section 10.12. Terrorism Sanctions Regulations. Each Obligor will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation of the type described in this Section 10.12 and in Section 5.23 hereof applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.13. Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Obligors will not permit the Fixed Charge Coverage Ratio, determined for any period of four (4) consecutive Fiscal Quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
Effective Date through June 30, 2014	1.15:1.00
September 30, 2014 and thereafter	1.25:1.00

(b) Leverage Ratio. The Obligors will not permit the Leverage Ratio, determined for any period of four (4) consecutive Fiscal Quarters ending on any date during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
Effective Date through December 31, 2013	4.00:1.00
March 31, 2014 through December 31, 2014	3.75:1.00
March 31, 2015 and thereafter	3.50:1.00

(c) Certain Calculations. Solely for purposes of this Section 10.13, with respect to any period during which a Permitted Acquisition or a disposition outside the ordinary course that is permitted by Section 10.4 is consummated, EBITDA, Total Indebtedness and the components of Fixed Charges shall be calculated for such period giving pro forma effect to such transaction (including pro forma adjustments for fees, expenses and non-recurring charges that are directly attributable to such transaction and are approved by the Required Holders in their reasonable discretion). The consolidated financial statements of the Company and its Subsidiaries shall be reformulated as if such transaction (and any related incurrence, repayment or assumption of Indebtedness) had occurred on the first day of the applicable period.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Issuers default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Issuers default in the payment of any interest on any Note or any other amount (other than an amount referred to in clause (a) hereof) for more than three Business Days after the same becomes due and payable; or

(c) any Obligor defaults in the performance of or compliance with any term contained in (i) Sections 7.1(g), 7.2, 7.3, 9.1, 9.4, 9.5, 9.7 or 9.10, or in Section 10 of this Agreement, or (ii) Article IV or VII of the Security Agreement; or

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained (i) in any of clauses (i) - (m) of Section 7.1, or Section 9.6, 9.8 or 9.9 of this Agreement, and such failure, if capable of being remedied, shall continue unremedied for a period of five (5) days or (ii) in this Agreement (other than those specified in clauses (a), (b), (c) or (d)(i) of this Section 11) or in the Security Agreement (other than those specified in clause (c) of this Section 11), and such failure in either case shall continue unremedied for a period of ten (10) days after the earlier of (i) a Responsible Officer of any Obligor obtaining actual knowledge of such default and (ii) notice thereof by any holder to the Issuer Representative; or

(e) any representation or warranty made or deemed made by or on behalf of any Obligor in, or in connection with, this Agreement or any other Financing Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

(f) (i) any Obligor or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), or (ii) after giving effect to any applicable grace periods with respect thereto, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms hereof so long as the proceeds of such sale are sufficient to repay such Indebtedness in full; or

(g) any Obligor or any Subsidiary thereof (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Obligors or any of their Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Subsidiaries, or any such petition shall be filed against any Obligor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) one or more final judgments or orders for the payment of money aggregating in excess of $1,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of any Obligor or its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or provided, however, that no Event of Default shall occur under this clause (i) if and for so long as (i) the full amount of such judgment, order or award is covered by a valid and binding policy of insurance and (ii) such insurer has been notified of such judgment, and the amount thereof, and has not disputed or contested the claim made for payment of the full amount of such judgment, order or award under such policy;

(j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

(k) any material provision of any Financing Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Obligor shall challenge the enforceability of any Financing Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Financing Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(l) except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien; or

(m) any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(n) the Company or any Subsidiary shall fail to comply with the terms of any Incorporated Provision (beyond any grace or cure period applicable to the event of default in respect such Incorporated Provision provided in the underlying document from which it was incorporated pursuant to Section 9.11 hereof); or

(o) the occurrence of any “default”, as defined in any Financing Document (other than this Agreement), or the breach of any of the terms or provisions of any Financing Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided; or

(p) any (i) reduction of the aggregate revenues of the Obligors during a twelve-month period in excess of twenty-five percent of the aggregate revenues of the Obligors during the immediately preceding twelve-month period or (ii) the Obligors’ loss of required permits or licenses that could reasonably be expected to result in a reduction of the aggregate revenues of the Obligors during the immediately succeeding twelve-month period in excess of twenty-five percent of the aggregate revenues of the Obligors during the immediately preceding twelve-month period, which, in either case, could reasonably be expected to have a Material Adverse Effect; or

(q) any Obligor shall fail to be in substantial compliance with all current applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by the FDA or a recall notice, in each case, to the extent such failure could reasonably be expected to have a Material Adverse Effect; or

(r) any Equity Interest which is included within the Collateral shall at any time constitute a Security (as defined in the UCC) or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Collateral Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, and the failure to comply with this clause (s) shall continue unremedied for a period of fifteen (15) days.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration.

(a) If an Event of Default with respect to any Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at their option, by notice or notices to the Issuer Representative, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer Representative, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuers acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuers (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies.

(a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(b) In addition to, and in no way limiting, the foregoing remedies, but subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default, the Required Holders shall have the following remedies available, which remedies may be exercised at the same or different times as each other or as the remedies set forth in Sections 12.1 or 12.2(a):

(i) exercise all other rights and remedies under any and all of the Collateral Documents, including, without limitation, directing the Collateral Agent to exercise its foreclosure rights under the Collateral Documents;

(ii) may exercise all other rights and remedies it may have under any applicable law; and

(iii) to the extent permitted by applicable law, be entitled to the appointment of a receiver or receivers for the assets and properties of the Company and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the obligations of the Company hereunder or under the other Financing Documents or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, and to exercise such power as the court shall confer upon such receiver.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer Representative, may rescind and annul any such declaration and its consequences if (a) the Issuers have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuers nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuers under Section 16, the Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder and the Collateral Agent incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Issuer Representative shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuers shall not be affected by any notice or knowledge to the contrary. The Issuers shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer Representative at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuers shall execute and deliver, at the Issuers’ expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1, 6.2 and 6.4.

Section 13.3. Replacement of Notes. Upon receipt by the Issuer Representative at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Issuer Representative (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Issuers may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer Representative in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by wire transfer in accordance with the instructions specified for such purpose below such Purchaser’s name in Schedule A, or in accordance with such other instructions as such Purchaser shall have from time to time specified to the Issuer Representative in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer Representative at its principal executive office or at the place of payment most recently designated by the Issuer Representative pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuers in exchange for a new Note or Notes pursuant to Section 13.2. The Issuers will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. GUARANTY.

Section 15.1. Unconditional Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to each holder of a Note, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the holders of Notes in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Issuer, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Obligor of (or grant of security interest by any Obligor to support, as applicable) any Excluded Swap Obligations of such Obligor for purposes of determining any obligations of any Obligor). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any holder of a Note.

Section 15.2. Guaranty of Payment. This Guaranty is an guaranty of payment and not of collection. Each Guarantor waives any right to require any holder of a Note to sue any Issuer, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 15.3. No Discharge or Diminishment of Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Issuer or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, any holder of a Note or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any holder of a Note to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Issuer for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any holder of a Note with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 15.4. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Issuer or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Issuer or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Collateral Agent may, at its election or the election of the Required Holders, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

Section 15.5. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Issuers and the Guarantors have fully performed all their obligations to the holders of Notes.

Section 15.6. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Issuer or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the holders of Notes are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Issuer, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Required Holders.

Section 15.7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that no holder of a Note shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 15.8. Term of Guarantee. This Guaranty and all guarantees, covenants and agreements of each Guarantor contained in this Section 15 shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations under the Financing Documents shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 15.6.

Section 15.9. Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are indemnified taxes, then the amount payable by such Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), each holder of Notes receives the amount it would have received had no such withholding been made.

Section 15.10. Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any holder of a Note, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the holders of Notes to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders of Notes hereunder; provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 15.11. Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 15, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Issuers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Issuers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the holders of Notes and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 15.12. Liability Cumulative. The liability of each Guarantor under this Section 15 is in addition to and shall be cumulative with all liabilities of such Guarantor to the holders of Notes under this Agreement and the other Financing Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Obligors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 15.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 15.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 15.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 15.13 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Guaranty in accordance with the terms hereof and the other Financing Documents. Each Qualified ECP Guarantor intends that this Section 15.13 constitute, and this Section 15.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 16. EXPENSES, ETC.

Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with the preparation and administration of this Agreement, and the other Financing Documents or any amendments, waivers or consents under or in respect of this Agreement or any other Financing Document (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Issuer Representative’s receipt of any invoice therefor, including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Financing Document, including, without limitation, rights against or in respect of the Collateral, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Financing Document, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Financing Documents, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000 and (d) the costs of any environmental reports, reviews or Appraisals commissioned by the Required Holders as permitted hereunder. In the event that any such invoice is not paid within 15 Business Days after the Issuer Representative’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate commencing with the 16th Business Day after the Issuer Representative’s receipt thereof until such invoice has been paid. The Issuers will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) in connection with the purchase of the Notes and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 16.2. Survival. The obligations of the Issuers under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to any Financing Document shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 18 or 21; and

(c) other than in accordance with Section 9.10(e), no amendment or waiver may, without the written consent of each holder of a Note affected thereby, release any material portion of the Collateral, except in accordance with the terms of the Intercreditor Agreement.

Section 18.2. Solicitation of Holders of Notes.

(a) Solicitation. The Issuers will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Financing Document. The Issuers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Financing Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Issuers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any other Financing Document by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 18.1(d) or subsequent to Section 8.6 having been amended pursuant to Section 18.1(d)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 18 or any other Financing Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Financing Document shall operate as a waiver of any rights of any holder of such Note.

Section 18.4. Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Financing Document, or have directed the taking of any action provided thereunder to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

Except to the extent otherwise provided in Section 7.5, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Issuer Representative in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer Representative in writing, or

(iii) if to any Obligor, to the Issuer Representative at Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, Attention of Chris Pappas (Telephone No. (203) 894-1345, Ext. 10220, Telecopy No. (203) 894-9107 with copies to: Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022-6069, Attention: JD DeSantis (Facsimile (646) 848-5085), or at such other address as the Issuer Representative shall have specified to the holder of each Note in writing; provided that the failure to deliver a copy to Shearman & Sterling LLP shall not affect the effectiveness of the delivery of such notice or other communication to the Obligors.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The

Obligors agree and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Issuer Representative in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuers embodying this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to any Financing Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer Representative, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. Notwithstanding the foregoing, no such substitution shall release such original Purchaser from its obligations hereunder until the Issuer Representative’s receipt in full of the purchase price for the Notes. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer Representative of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. INDEMNITY; DAMAGE WAIVER.

(a) Each Obligor shall indemnify each Purchaser, each holder from time to time of a Note, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby;

(ii) any Note or the use of the proceeds therefrom;

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In addition, the indemnification set forth in this Section 23 in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

(b) To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Note or the use of the proceeds thereof.

SECTION 24. MISCELLANEOUS.

Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Accounting Terms; GAAP Pro Forma Calculations.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Effective Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Issuer Representative notifies the holders that the Issuers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Required Holders notify the Issuer Representative that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) (or, prior to the delivery of any such financial statements, ending with the last Fiscal Quarter included in the financial statements referred to in Section 5.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, other than those in connection with any acquisition that (i) are reasonably acceptable to the Required Holders and (ii) the Issuers reasonably determine in good faith will be actually and fully realized as of the date of consummation of such acquisition) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

Section 24.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.4. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 24.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles that would permit the application of the laws of a different jurisdiction.

Section 24.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this Section 24.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 24.8. Status of Obligations. In the event that any Obligor shall at any time issue or have outstanding any Subordinated Indebtedness, such Obligor shall take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the holders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the holders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 25. THE ISSUER REPRESENTATIVE

Section 25.1. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Issuers as its contractual representative (herein referred to as the “Issuer Representative” hereunder and under each other Financing Document, and each of the Issuers irrevocably authorizes the Issuer Representative to act as the contractual representative of such Issuer with the rights and duties expressly set forth herein and in the other Financing Documents. The Issuer Representative agrees to act as such contractual representative upon the express conditions contained in this Section 25.

Section 25.2. Powers. The Issuer Representative shall have and may exercise such powers under the Financing Documents as are specifically delegated to the Issuer Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Issuer Representative shall have no implied duties to the Issuers, or any obligation to the holders of Notes to take any action thereunder, except any action specifically provided by the Financing Documents to be taken by the Issuer Representative.

Section 25.3. Employment of Agents. The Issuer Representative may execute any of its duties as the Issuer Representative hereunder and under any other Financing Document by or through authorized officers.

Section 25.4. Notices. Each Issuer shall immediately notify the Issuer Representative of the occurrence of any Default or Event of Default hereunder, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Issuer Representative receives such a notice, the Issuer Representative shall give prompt notice thereof to the holders of Notes. Any notice provided to the Issuer Representative hereunder shall constitute notice to each Issuer on the date received by the Issuer Representative.

Section 25.5. Successor Issuer Representative. Upon the prior written consent of the Required Holders, the Issuer Representative may resign at any time, such resignation to be effective upon the appointment of a successor Issuer Representative. The Issuer Representative shall give prompt written notice of such resignation to the holders of Notes.

Section 25.6. Execution of Financing Documents. The Issuers hereby empower and authorize the Issuer Representative, on behalf of the Issuers, to execute and deliver to the holders of Notes the Financing Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Financing Documents, including, without limitation, the Officer’s Certificates. Each Issuer agrees that any action taken by the Issuer Representative or the Issuers in accordance with the terms of this Agreement or the other Financing Documents, and the exercise by the Issuer Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Issuers.

*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

ISSUERS:

DAIRYLAND USA CORPORATION
THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC
BEL CANTO FOODS, LLC
THE CHEFS’ WAREHOUSE WEST COAST, LLC
THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

By:	/s/ Christopher Pappas
Name: Christopher Pappas
Title: Chief Executive Officer

OTHER OBLIGORS:

THE CHEFS’ WAREHOUSE, INC.
CHEFS’ WAREHOUSE PARENT, LLC
THE CHEFS’ WAREHOUSE MIDWEST, LLC
MICHAEL’S FINER MEATS HOLDINGS, LLC
MICHAEL’S FINER MEATS, LLC

By:	/s/ Christopher Pappas
Name: Christopher Pappas
Title: Chief Executive Officer

[Signature Page to Note Purchase Agreement – Chefs’ Warehouse]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title: Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title: Vice President

[Signature Page to Note Purchase Agreement – Chefs’ Warehouse]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

		Registration Number(s)	Note Denomination(s)
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	R-1	[*CONFIDENTIAL*]
		R-2	[*CONFIDENTIAL*]

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: [*CONFIDENTIAL*] Account Name: [*CONFIDENTIAL*]

Account Name: [*CONFIDENTIAL*]

Account No.: [*CONFIDENTIAL*] (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of [*CONFIDENTIAL*])

Account Name: [*CONFIDENTIAL*]

Account No.: [*CONFIDENTIAL*] (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of [*CONFIDENTIAL*])

Each such wire transfer shall set forth the name of the Company, a reference to “5.90% Guaranteed Senior Secured Notes due 2023, PPN: 23390# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A - 1

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Thais Alexander, Esq.

Telephone: (212) 626-2067

(6)	Tax Identification No.: 22-1211670

Schedule A - 2

		Registration Number(s)	Note Denomination(s)

	PRUCO LIFE INSURANCE COMPANY	R-3	[*CONFIDENTIAL*]

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: [*CONFIDENTIAL*] Account Name: [*CONFIDENTIAL*]

Account Name: [*CONFIDENTIAL*] Account No.: [*CONFIDENTIAL*] (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.90% Guaranteed Senior Secured Notes due 2023, PPN: 23390# AA4”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Schedule A - 3

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Thais Alexander, Esq.

Telephone: (212) 626-2067

(6)	Tax Identification No.: 22-1944557

Schedule A - 4

		Registration Number(s)	Note Denomination(s)

	PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY	R-4	[*CONFIDENTIAL*]

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: [*CONFIDENTIAL*] Account Name: [*CONFIDENTIAL*]

Account Name: [*CONFIDENTIAL*] Account No.: [*CONFIDENTIAL*] (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.90% Guaranteed Senior Secured Notes due 2023, PPN: 23390# AA4”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Arizona Reinsurance Captive Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Arizona Reinsurance Captive Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Schedule A - 5

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

1114 Avenue of the America, 30th Floor

New York, NY 10036

Attention: Thais Alexander, Esq.

Telephone: (212) 626-2067

(6)	Tax Identification No.: 33-1095301

Schedule A - 6

		Registration Number(s)	Note Denomination(s)

	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	R-5	[*CONFIDENTIAL*]

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank New York, NY ABA No. 021000021 Account No.: [*CONFIDENTIAL*] Account Name: [*CONFIDENTIAL*]

Account Name: [*CONFIDENTIAL*] Account No. [*CONFIDENTIAL*] (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.90% Guaranteed Senior Secured Notes due 2023, PPN: 23390# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile: (888) 889-3832

(3)	Address for all other communications and notices:

Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A - 7

(4)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Thais Alexander, Esq.

Telephone: (212) 626-2067

(5)	Tax Identification No.: 06-1050034

Schedule A - 8

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent 66 2/3% or more of the Equity Interests of such Foreign Subsidiary being pledged to support the Obligations could reasonably be expected to cause a Deemed Dividend Issue.

“Affiliate” means, with respect to a specified Person, another Person that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, or (ii) with respect to any Obligor or Subsidiary, has the power to vote, directly or indirectly, 10% or more of the Equity Interests of such specified Person.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.23(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.23(c).

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrowers or any Domestic Subsidiary of its Equity Interests in a Foreign Subsidiary that is an Affected Foreign Subsidiary due to a Deemed Dividend Issue.

“Bank Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Bank Lenders under the Bank Credit Agreement and any successor acting in such capacity.

“Bank Credit Agreement” means the Amended and Restated Credit Agreement, dated as of the date hereof, among the Obligors, the Bank Agent, the Collateral Agent and the lenders from time to time party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Bank Lenders” means the lenders from time to time party to the Bank Credit Agreement.

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“Bank Loan Documents” means, collectively, the Bank Credit Agreement and all other Loan Documents, as such term is defined in the Bank Credit Agreement.

“Bank Loan Obligations” means “Obligations” as defined in the Bank Credit Agreement.

“Bel Canto” is defined in the introductory paragraph of this Agreement.

“Blocked Person” is defined in Section 5.23(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; provided that, for purposes of calculating the Fixed Charge Coverage Ratio, up to $4,000,000 of expenses incurred or investments made in Dairyland HP by the Company or any of its Subsidiaries on or prior to April 25, 2014 in connection with the improvements at the Dairyland HP Facility shall not constitute Capital Expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, in each case, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” is defined in Section 8.8(h).

“Change in Control Prepayment Date” is defined in Section 8.8(c).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any and all property owned by a Person that is covered by the Collateral Documents and any and all other property of any Obligor, now existing or hereafter acquired, that may at any time be or become subject to Lien in favor of the Collateral Agent, on behalf of the Secured Parties, to secure the Secured Obligations; provided that “Collateral” shall not include any Excluded Assets or, for the avoidance of doubt, any of the Equity Interests in, or property or assets of, the Excluded Subsidiary.

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“Collateral Agent” means JPMorgan Chase Bank, N.A., a national banking association, in its capacity as collateral agent under the Intercreditor Agreement and the Collateral Documents, and any successor appointed pursuant to the terms of the Intercreditor Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Confirmatory Grant” means that certain Amended and Restated Confirmatory Grant of Security Interest in United States Trademarks, dated as of the Effective Date, made by the Company in favor of the Collateral Agent, as the same may be amended, restated or otherwise modified from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Event” is defined in Section 8.8.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“CW Florida” is defined in the introductory paragraph of this Agreement.

“CW Mid-Atlantic” is defined in the introductory paragraph of this Agreement.

“CW Midwest” is defined in the introductory paragraph of this Agreement.

“CW Parent” is defined in the introductory paragraph of this Agreement.

“CW West Coast” is defined in the introductory paragraph of this Agreement.

“Dairyland” is defined in the introductory paragraph of this Agreement.

“Dairyland HP” means Dairyland HP LLC, a Delaware limited liability company.

“Dairyland HP Facility” means the premises at 200-230 Food Center Drive, Bronx, New York.

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“Dairyland HP Indebtedness” means the Indebtedness (including, without limitation, loans and Guarantees) incurred under the New Markets Tax Credit Financing.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Deemed Dividend Issue” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing materially adverse tax consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Issuer Representative in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Designated Net Proceeds” means Net Proceeds in respect of any Prepayment Event that, (i) to the extent arising from any Prepayment Event described in clauses (a), (b), (c) or (e) of the definition thereof, when aggregated together with all proceeds received after the Effective Date in respect of any Prepayment Event described in clauses (a), (b), (c) or (e) of the definition thereof, exceed $1,000,000 up to the amount of such Net Proceeds, and (ii) to the extent arising from any Prepayment Event described in clause (b) of the definition thereof (other than insurance and condemnation proceeds arising from casualty or losses to Inventory), (A) are not otherwise designated for reinvestment pursuant to a Reinvestment Certificate or (B) and to the extent designated for reinvestment pursuant to a Reinvestment Certificate, are not so applied during the applicable Reinvestment Period or, if contractually committed in writing during the applicable Reinvestment Period, are not so applied within 90 days of the end thereof.

“Designated Net Proceeds Prepayment Date” is defined in Section 8.3(a).

“Designated Net Proceeds Prepayment Offer” is defined in Section 8.3(a).

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory or accounts receivable), (vi) non-recurring fees, cash charges and other cash expenses made or incurred in connection with a completed Permitted Acquisition, in an aggregate amount not to exceed $4,000,000 for any period of four (4) consecutive Fiscal Quarters, (vii) non-recurring

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cash charges related to workers’ compensation claims in an amount not to exceed $250,000 per Fiscal Year and (viii) non-recurring fees, cash charges and other cash expenses, in an aggregate amount not to exceed $2,000,000 for any period of four (4) consecutive Fiscal Quarters, minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Effective Date” means the date on which the conditions specified in Section 4 are satisfied (or waived in accordance with Section 18).

“Environmental Laws” means all laws (including, without limitation, common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to public or worker health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with an Issuer, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the applicable “minimum funding standard” (as defined in Section 412(a) of the Code) for any plan year; (c) the filing

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pursuant to Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make to any Plan a minimum required contribution as determined under Section 430 of the Code and Section 303(j) of ERISA; (e) the incurrence by any Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by any Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by any Issuer or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, or that any Multiemployer Plan is adopting, or is expected to adopt, a rehabilitation plan, all within the meaning of Title IV of ERISA.

“Event of Default” is defined in Section 11.

“Excess Cash Flow” means, without duplication, with respect to any Fiscal Year of the Company and its Subsidiaries, (a) the sum of (i) EBITDA and (ii) the decrease, if any, in the Working Capital from the beginning to the end of such period minus (b) the sum of (i) unfinanced Capital Expenditures, (ii) Fixed Charges (less any dividends or distributions paid in cash), (iii) the aggregate amount of non-cash adjustments to EBITDA for periods prior to the beginning of such period to the extent paid in cash by the Company and Subsidiaries during such period, and (iv) the increase, if any, in the Working Capital from the beginning to the end of such period. Excess Cash Flow shall be calculated without any deductions for cash used to fund acquisitions, including Permitted Acquisitions.

“Excess Cash Prepayment Date” is defined in Section 8.4(a).

“Excess Cash Prepayment Offer” is defined in Section 8.4(a).

“Excess Cash Proceeds” is defined in Section 8.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Assets” means (a) any license, contract, document, instrument or agreement to which any Obligor is a party, to the extent that the creation of a Lien on such assets would, under the express terms of such license, contract, document, instrument or agreement, result in a breach of the terms of, or constitute a default under, such license, contract, document, instrument or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”, (b) any Trademark (as defined in the Security Agreement) application filed on an intent to use basis until such time as a statement of use has been filed and accepted by the U.S. Patent and Trademark Office, (c) any Equity Interests in any Subsidiary that is not a Pledge Subsidiary, (d)

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any Equity Interests in any Affected Foreign Subsidiary representing more than 65% of the total voting Equity Interests in such Affected Foreign Subsidiary, (e) any property that is not owned by, but is leased by, an Obligor, (f) any real property owned by an Obligor, unless such real property (i) was purchased by such Obligor with the proceeds from the sale of Notes or any loan under the Bank Credit Agreement and (ii) had an individual fair market value at the time of purchase by such Obligor of greater than $5,000,000, (g) Fixtures (as defined in the Security Agreement) located at the Dairyland HP Facility and (h) rights and obligations in connection with the Master Operating Sublease, dated April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time.

“Excluded Subsidiary” means Dairyland HP, so long as such entity is a single purpose real estate holding entity.

“Excluded Swap Obligation” means, with respect to any Obligor, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Obligor’s failure for any reason to constitute an ECP at the time the Guarantee of such Obligor or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Obligor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Obligor becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“FDA” means the United States Food and Drug Administration, or any successor Governmental Authority.

“FDC Act” means the United States Food, Drug, and Cosmetic Act (21 U.S.C. 201 et seq.) as amended to date together with any rules or regulations promulgated thereunder.

“Financing Documents” means this Agreement, the Notes, the Intercreditor Agreement and the Collateral Documents, and each other agreement executed and delivered to or for the benefit of the holders of Notes in connection with the transactions contemplated hereby, as each may be amended, restated, supplemented or otherwise modified from time to time.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Obligors directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fiscal Month” means any fiscal month in a Fiscal Year.

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“Fiscal Quarter” means each of four consecutive three-Fiscal Month periods in each Fiscal Year.

“Fiscal Year” means the 52-or 53-week period ending in the month of December that the Company uses for accounting and financial reporting purposes, which period does not necessarily conform to the calendar year. All references in the Financing Documents to the Fiscal Year shall be deemed to refer to the year end that the Company actually uses for financial reporting purposes.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus prepayments (other than Excess Cash Flow prepayments) and scheduled principal payments on Indebtedness actually made, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, plus cash payments (excluding cash payments financed solely with the proceeds of issuances of equity by the Company) made in connection with any earn-out obligation relating to any acquisition, divestiture, merger or similar transaction that are not accounted for or reflected in the consolidated statements of operations of the Company and its Subsidiaries provided pursuant to Section 7.1(a) or 7.1(b) hereof, plus any payments made in respect of the sinking fund requirement under the New Markets Tax Credit Financing, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Food Security Act” means the Food Security Act of 1985, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or, in each case, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the NAIC).

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, or anyone else acting in an official capacity.

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“Governmental Permits” means all authorizations, approvals, licenses, registrations, certificates or exemptions issued by any Governmental Authority to Issuers that are required or necessary for the development, manufacture, distribution, marketing, storage, transportation, use, or sale of the Obligors’ products.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” is defined in Section 15.1.

“Guarantor” means each Initial Guarantor, and each other entity that from time to time becomes party hereto as a Guarantor pursuant to Section 9.10 hereof.

“Guaranty” means Section 15 of this Agreement and each separate Guarantee, in form and substance satisfactory to the Required Holders, as it may be amended or modified and in effect from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holders of Bank Loan Obligations” means, collectively, the Bank Agent, the Collateral Agent, each Bank Lender and each other holder of any Bank Loan Obligation from time to time.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

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“Incorporated Provision” means a term or condition with respect to Indebtedness incorporated herein under Section 9.11.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out and (l) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness shall not include earn-out obligations relating to Permitted Acquisitions to the extent the conditions for payment thereof (other than the occurrence of a date certain) have not yet been satisfied.

“Indemnitee” is defined in Section 23(a).

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Guarantors” is defined in the introductory paragraph of this Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 4.13.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP.

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“Inventory” has the meaning assigned to such term in the Security Agreement.

“Issuer” or “Issuers” is defined in the introductory paragraph of this Agreement.

“Issuer Representative” is defined in Section 25.1.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four (4) consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Amount” is defined in Section 8.9.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Obligors taken as a whole, (b) the ability of any Obligor to perform any of its obligations under the Finance Documents to which it is a party, (c) the Collateral, or the Collateral Agent’s Liens (on behalf of itself and the other holders of the Secured Obligations) on the Collateral or the priority of such Liens, in each case, as to Collateral having an aggregate value in excess of $1,000,000, or (d) the rights of or benefits available to any holder under any of the Finance Documents (other than with respect to Collateral having an aggregate value of $1,000,000 or less).

“Material Indebtedness” means Indebtedness (other than Indebtedness arising under this Agreement from the sale of Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Obligor or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” is defined in the first paragraph of each Note.

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“Maximum Liability” is defined in Section 15.10.

“MFM” is defined in the introductory paragraph of this Agreement.

“MFMH” is defined in the introductory paragraph of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, Phase I and Phase II studies, mortgage tax affidavits and declarations and other similar information and related certifications as are from time to time requested by, and in form and substance reasonably acceptable to, the Collateral Agent.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or grants a Lien in favor of the Collateral Agent, for its benefit and the benefit of the holders of the Secured Obligations, on real property of an Obligor, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) (except as set forth in Section 10.13(c) and Section 23.2(b)) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Financing Document or Bank Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation

Schedule B - 12

awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than the Obligors and their Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Indebtedness outstanding under the Bank Credit Agreement or this Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Senior Financial Officer of the Issuer Representative).

“New Markets Tax Credit Financing” means a secured credit facility provided by Commercial Lending II LLC, as Lender, to Dairyland HP, as borrower, entered into as of April 26, 2012, in an aggregate principal amount of $11,000,000, pursuant to the New Markets Tax Credit Program established as part of the Community Renewal Tax Relief Act of 2000.

“Non-Paying Guarantor” is defined in Section 15.11.

“Notes” is defined in Section 1(a).

“Obligated Party” is defined in Section 15.2.

“Obligations” means collectively, all unpaid principal of and all accrued and unpaid interest on the Notes, any Make-Whole Amount, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Obligors to any of the holders or any indemnified party, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Finance Documents or in respect of any of the Notes made; provided that, the definition of “Obligations” shall not create any guarantee by any Obligor of (or grant of security interest by any Obligor to support, as applicable) any Excluded Swap Obligations of such Obligor for purposes of determining any obligations of any Obligor.

“Obligors” is defined in Section 1(c).

“OFAC” is defined in Section 5.23(a).

“OFAC Listed Person” is defined in Section 5.23(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at

http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

Schedule B - 13

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et seq., as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Paying Guarantor” is defined in Section 15.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding, in any event, any Hostile Acquisition) or series of related acquisitions by any Obligor of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Issuers and the Subsidiaries or business reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail), (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 9.10 shall have been taken within the time periods set out therein, (d) the Issuers and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 10.13 recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $25,000,000, the Company shall have delivered to the holders of Notes a certificate of a Senior Financial Officer of the Company to such effect, together with all related historical financial statements (including consolidated balance sheets, income statements and cash flow statements) and projections reasonably requested by the Required Holders, (e) in the case of an acquisition or merger involving an Obligor (other than the Company), an Obligor is the surviving entity of such merger and/or consolidation, (f) in the case of an acquisition or merger involving the Company, the Company shall be the surviving entity of such merger and/or consolidation, and (g) the sum of (i) the Company’s and its Subsidiaries’ unencumbered and unrestricted cash and Permitted Investments plus (ii) the Available Revolving Commitment (as such term is defined in the Senior Bank Agreement as of the Effective Date) is at least $10,000,000.

Schedule B - 14

“Permitted Company Dividends” means dividends paid by an Obligor to the Company:

(a) to the extent actually used substantially concurrently by the Company to pay the same, in amounts necessary to pay (i) such franchise taxes and other fees required to maintain the legal existence of the Company and (ii) out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of the Company; provided, that the aggregate amount of dividends paid under this clause (i) shall not to exceed $1,000,000 in any period of twelve consecutive months;

(b) in amounts necessary to enable (i) the Company to repurchase or redeem its Equity Interest or (ii) the Company or the holders of the Company’s Equity Interests to pay withholding taxes due as a result of its ownership of the Company or any other Obligor; provided, that (x) the aggregate amount of such dividends shall not exceed $1,500,000 in any period of twelve consecutive months, (y) after giving effect to such dividend, the sum of (A) the Company’s and its Subsidiaries’ unencumbered and unrestricted cash and Permitted Investments plus (B) the Available Revolving Commitment (as such term is defined in the Bank Credit Agreement) shall be at least $10,000,000 and (z) such dividend shall be actually used for a purpose set forth above substantially concurrently with the making of such dividend; and

(iii) to the extent necessary to permit, and actually used substantially concurrently by, the Company to discharge the consolidated Tax liabilities of the Obligors or Taxes attributable to the distributions used to pay such consolidated Tax liabilities.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 9.2;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 9.2;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 11;

Schedule B - 15

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business of the Issuers that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any of the Company or the Subsidiaries; and

(g) Liens arising in the ordinary course of business in favor of, or claims or rights of any producer, grower or seller under PACA, the Food Security Act, PSA or other similar law, treaty, rule or regulation.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Qzina Acquisition” means, to the extent constituting a Permitted Acquisition, the acquisition of Qzina Specialty Foods North America Inc. and its Subsidiaries substantially in accordance with Schedule 10.4(l) hereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Schedule B - 16

“Pledge Subsidiary” means (i) each Domestic Subsidiary (other than the Excluded Subsidiary) and (ii) each First Tier Foreign Subsidiary.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Obligor; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Obligor; or

(c) so long as the Leverage Ratio on the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) is equal to or greater than (i) if such last day occurs after the Effective Date but on or prior to December 31, 2014, 3.50:1.00, and (ii) at all other times, 2.50:1.00, the issuance by the Company or any Subsidiaries of any Equity Interests after the Effective Date, or the receipt by the Company or any Subsidiaries of any capital contribution; or

(d) the incurrence by any Obligor of any Indebtedness, other than Indebtedness permitted under Section 10.1; or

(e) the receipt of cash by the Company or any Subsidiary not in the ordinary course of business, in respect of (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than payments or proceeds that represent reimbursement for amounts paid by the Company or any Subsidiary within the six months immediately preceding such judgment, settlement or other cause of action), (iv) indemnity payments (other than indemnity payments that represent reimbursement for amounts paid by the Company or any Subsidiary within the six months immediately preceding such indemnity payment) and (v) any purchase price adjustment received in connection with any purchase agreement.

“Projections” is defined in Section 7.1(d).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. 181, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“PTE” is defined in Section 6.2(a).

Schedule B - 17

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, at any time, with respect to any Relevant Designated Net Proceeds or the Excess Cash Flow of the Obligors and the Notes held by any holder at such time, the aggregate principal amount of Notes of such holder outstanding at such time as a percentage of the sum of (a) the aggregate principal amount of Loans (as defined in the Bank Credit Agreement on the date hereof) outstanding at such time plus (b) the aggregate principal amount outstanding at such time in respect of the Notes.

“Reinvestment Certificate” means a certificate of a Senior Financial Officer of the Issuer Representative indicating the Obligors’ intention to apply all or a certain portion of the Net Proceeds from a particular Prepayment Event arising under clause (b) of the definition thereof to acquire (or replace or rebuild) real property, equipment or other tangible assets to be used in the business of the Obligors within 270 days after receipt of such Net Proceeds or such longer period of time to which the Required Holders may agree in their discretion (such period of time, the “Reinvestment Period”), and certifying that no Default has occurred and is continuing.

“Reinvestment Period” has the meaning assigned to such term in the definition of “Reinvestment Certificate”.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Designated Net Proceeds” means (i) 100% of the Designated Net Proceeds arising from any Prepayment Event described in clauses (a), (b), (d) or (e) of the definition thereof, and (ii) 50% of the Designated Net Proceeds arising from any Prepayment Event described in clause (c) of the definition thereof.

Schedule B - 18

“Required Holders” means at any time on or after the date of Closing, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

“Requirements of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any of its Subsidiaries to their Equity Interest holders in such capacity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Company or its Subsidiaries, or any payment of management or similar fees to any Person.

“S&P” means Standard & Poor’s Financial Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Secured Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Secured Parties” has the meaning given to such term in the Intercreditor Agreement.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the Effective Date, by and among the Obligors and the Collateral Agent, for the benefit of the Secured Parties, and any other pledge or security agreement entered into after the Effective Date by any other Obligor or any other Person and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

Schedule B - 19

“Source” is defined in Section 6.2.

“Specified Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person (including seller notes) the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Holders, which shall not be unreasonably withheld.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Obligors or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of an Obligor means any and all obligations of such Obligor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Schedule B - 20

“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Total Indebtedness, the Indebtedness of any Obligor or any Subsidiary in respect of any Swap Agreement on any date of determination shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Financing Documents, the issuance of the Notes hereunder, the use of the proceeds thereof, and the repayment of the Indebtedness on the Effective Date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the attachment, perfection or priority of, or remedies with respect to any Lien of the Collateral Agent, any holder of a Note or any other Secured Party on any Collateral.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.23(a).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries on such date (excluding cash and Permitted Investments) over current liabilities of the Company and its Subsidiaries on such date (excluding any outstanding Revolving Loans and Swingline Loans (as such terms are defined in the Bank Credit Agreement as in effect on the date of Closing) and the current portion of any other Indebtedness), all determined on a consolidated basis in accordance with GAAP.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise,

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

Schedule B - 21

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and

(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Schedule B - 22

SCHEDULE 1

[FORM OF NOTE]

DAIRYLAND USA CORPORATION

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

BEL CANTO FOODS, LLC

THE CHEFS’ WAREHOUSE WEST COAST, LLC

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

5.90% GUARANTEED SENIOR SECURED NOTE DUE APRIL 17, 2023

No. R-[ ]	[Date]
$[ ]	PPN: 23390# AA4

FOR VALUE RECEIVED, the undersigned, DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, a Delaware limited liability company (“CW Mid-Atlantic”), BEL CANTO FOODS, LLC, a New York limited liability company (“Bel Canto”), THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company (“CW West Coast”), and THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, a Delaware limited liability company (together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, collectively, the “Issuers”), hereby jointly and severally promise to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on April 17, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.90% per annum from the date hereof, payable quarterly, on the 17th day of January, April, July and October in each year, commencing with the January 17, April 17, July 17 or October 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.90% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Guaranteed Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013 (as from time to time amended, the “Note Agreement”), among the Issuers, the Guarantors

Schedule 1-1

and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representations set forth in Sections 6.1, 6.2 and 6.4 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

The obligations of the Issuers under this Note have been guaranteed by the Guarantors pursuant to the Note Agreement and are secured pursuant to the Collateral Documents.

The Issuers will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles that would permit the application of the laws of a different jurisdiction.

DAIRYLAND USA CORPORATION

By:
Name:
Title:

Schedule 1-2

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

By:
Name:
Title:

BEL CANTO FOODS, LLC

By:
Name:
Title:

THE CHEFS’ WAREHOUSE WEST COAST, LLC

By:
Name:
Title:

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

By:
Name:
Title:

Schedule 1-3

SCHEDULE 5.4

FINANCIAL STATEMENTS

Please see Item 15 of The Chefs’ Warehouse’s Form 10-K filed March 13, 2013.

Schedule 5.4-1

SCHEDULE 5.5

PROPERTIES; COLLATERAL LOCATIONS

Locations of Collateral

(a) Properties Owned by the Grantors: 619 Linn Street, Cincinnati, OH 45203 is owned by The Chefs’ Warehouse Midwest, LLC (and is an “Excluded Asset” under (f)(ii) of the definition thereof in the Note Purchase and Guarantee Agreement).

Properties Leased by the Grantors (which are “Excluded Assets” under (e) of the definition thereof in the Note Purchase and Guarantee Agreement):

Grantor	Locations of Collateral	Landlord
Dairyland USA Corporation
	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co, LLC

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to Dairyland HP LLC; Dairyland HP LLC subleases to Dairyland USA Corporation
Bel Canto Foods
	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co., LLC (sublease agreement)

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to Dairyland HP LLC; Dairyland HP LLC subleases to Dairyland USA Corporation
The Chefs’ Warehouse Mid-Atlantic, LLC
	7477 Candlewood Road, Hanover, Maryland 21076	Candlewood Road Property, LLC (lease agreement)
The Chefs’ Warehouse West Coast, LLC
	1633 E. Gale Avenue, City of Industry, CA 91748	LBA Realty, LLC (lease agreement)

	4525 West Hacienda Las Vegas, NV 89118	KTR LV IV LLC (assignment of a lease agreement)

	3117 Wiegman Road, Hayward, CA 94544	EastGroup Properties L.P. (lease agreement)

	3305 and 3313 NW Guam Street, Portland, Oregon 97210	CSHV NWCP Portland, LLC (assignment of a lease agreement)

	Building D 8643 South 212th Street Kent, WA 98032	Kent Pacific Business Park LLC (lease agreement)
The Chefs’ Warehouse Florida, LLC
	2600 SW 32nd Avenue, Pembroke Park, Florida 33023	Seneca Industrial Holdings, LLC (industrial lease agreement)
Michael’s Finer Meats, LLC
	3775 Zane Trace Drive, Columbus, Ohio 43228	Southgate Company Limited Partnership

Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements: None.

(b) Patents, Trademarks, Copyrights

Patents and Patent Applications: None

Schedule 5.5-1

Copyright Applications and Registrations: None

Trademark Applications and Registrations:

MARK	REG. NO./APP NO.	REG./ FILING DATE	COUNTRY	OWNER
BELARIA	1,508,403	October 11, 1988	United States	The Chefs’ Warehouse, Inc.
PIER FRANCO	2,016,132	November 12, 1996	United States	The Chefs’ Warehouse, Inc.
ST. LUC	3,491,990	August 26, 2008	United States	The Chefs’ Warehouse, Inc.
ST. LUC (stylized)	2,438,333	March 27, 2001	United States	The Chefs’ Warehouse, Inc.
GRAND RESERVE & Design	1,407,847	September 2, 1986	United States	The Chefs’ Warehouse
PATISSE	3,541,721	December 2, 2008	United States	The Chefs’ Warehouse
PATISSE FINE PASTRY INGREDIENTS & Design	3,697,104	October 13, 2009	United States	The Chefs’ Warehouse
THE CHEFS’ WAREHOUSE	3,539,456	December 2, 2008	United States	The Chefs’ Warehouse
ZOCOCAO & Design	3,206,633	February 6, 2007	United States	The Chefs’ Warehouse
ZOCOCAO	3,002,843	September 27, 2005	United States	The Chefs’ Warehouse
SPOLETO	2,452,543	May 22, 2001	United States	The Chefs’ Warehouse
ARGONAUT	3,431,682	May 20, 2008	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,984,712	August 16, 2005	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,980,621	August 2, 2005	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,545,651	March 12, 2002	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,525, 630	January 1, 2002	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,319,436	February 15, 2000	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,343,089	April 18, 2000	United States	The Chefs’ Warehouse, Inc.
PROVVISTA	2,302,301	December 21, 1999	United States	The Chefs’ Warehouse, Inc.

Schedule 5.5-2

Sunflower Design	2,304,369	December 28, 1999	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	2,518,025	December 11, 2001	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	3,000,019	September 27, 2005	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	2,309,409	January 18, 2000	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	2,520,685	December 18, 2001	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	2,980,620	August 2, 2005	United States	The Chefs’ Warehouse, Inc.
Sunflower Design	2,306,288	January 4, 2000	United States	The Chefs’ Warehouse, Inc.
THE RIGHT SCALLOPS	3,621,367	May 19, 2009	United States	The Chefs’ Warehouse, Inc.
THE RIGHT SHRIMP	3,621,359	May 19, 2009	United States	The Chefs’ Warehouse, Inc.
THE RIGHT SQUID	3,621,372	May 19, 2009	United States	The Chefs’ Warehouse, Inc.
CW	85376018	July 20, 2011	United States	The Chefs’ Warehouse
CW & Design	85375998	July 20, 2011	United States	The Chefs’ Warehouse
CWI	4,207,443	September 11, 2012	United States	The Chefs’ Warehouse, Inc.
SIMPLE AUTHENTIC FOOD
COCCINELLE	2,550,467	March 19, 2002	United States	The Chefs’ Warehouse, Inc.
COCCINELLE	2,556,562	April 2, 2002	United States	The Chefs’ Warehouse, Inc.
C COCCINELLE	2,553,260	March 26, 2002	United States	The Chefs’ Warehouse, Inc.
BLACK FALLS	3,937,673	March 29, 2011	United States	The Chefs’ Warehouse, Inc.

Schedule 5.5-3

SCHEDULE 5.6

LITIGATION AND ENVIRONMENTAL MATTERS

None.

Schedule 5.6-1

SCHEDULE 5.12

MATERIAL AGREEMENTS

•	Dairyland USA Corporation 401(k)/Profit Sharing Plan and Trust, Plan No. 001, effective June 1, 1993, as amended. Dairyland has an option to match contributions, but does not currently do so.

•	The Credit Agreement, dated as of April 25, 2012, by and among the Issuers, the Guarantors, the Bank Agent, the Collateral Agent and the lenders from time to time party thereto.

•	The Pledge and Security Agreement, dated as of April 25, 2012, by and among the Issuers, the Guarantors and the Collateral Agent.

Schedule 5.12-1

SCHEDULE 5.14

INSURANCE

See Attached.

Schedule 5.14-1

7652B CERTIFICATE OF LIABILITY INSURANCE Date MM/DD/YYYY 04/16/2013 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER, THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). producer Commercial Lines—(973) 437-2300 Wells Fargo Insurance Services USA, Inc. 7 Giralda Farms, 2nd Floor Madison, NJ 07940-1027 Contact name Christopher Longo PHONE (A/C. No, Ext): 973-437-2356 FAX (A/C, No): 866-907-1395 Email address: chris.longo@wellsfargo.com Insurer(s) AFFording coverage CONFIDENTIAL Affording coverage naic# insurer a: [CONFIDENTIAL*] insured The Chefs’ Warehouse, Inc. 100 East Ridge Road Ridgefield, CT 06877 insurer b: [*CONFIDENTIAL*] [CONFIDENTIAL*] insurer c: [*CONFIDENTIAL*] [*CONFIDENTIAL*] insurer d: [*CONFIDENTIAL*] _ [*CONFIDENTIAL*] INSURER El insurer F; COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: See Below THIS IS TO CERTIFY THAT THE POLICIES OF—INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDSNG ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WiTH RESPECT TO WHICH THIS CERTIFICATE MAY BE iSSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. insr LTR TYPE of insurance ADDL INSR subr vwo policy number policy EPF (MM/DD/YYYY) policy EXP (mm/DD/YYYY) limits A general LIABILITY x [“CONFIDENTIAL*] 08/01/2012 08/01/2013 EACH OCCURRENCE [*CONFIDENTIAL*] x COMMERCIAL GENERAL LIABIlITY DAMAGE TO RENTED PREMISES (Eh occurrence) [*CONFIDENTIAL*] [*CONFIDENTIAL*] [*CONFIDENTIAL*] CLAIMS made | x OCCUR med EXP (Any one person) PERSONAL & adv injury GENERAL AGGREGATE CONFIDENTIAL*] cONFIDENTIAL* $ genl AGGREGATE LI MIT APPLIES PER: PRODUCTS—comp/op agg POLICY PROJECT [x] LOC b automobile LIABILITY x [‘CONFIDENTIAL*] 08/01/2012 08/01/2013 COMBINED single LIMIT (Fa accident) [*CONFIDENTIAL*] $ x ANY auto BODILY INJURY (Per person) ALL OWNED AUTOS [X] HIRED AUTOS SC Al SHEDULED AUTOS BODILY INJURY (Per accident) s x x Non Owned ALTOS PROPERTY DAMAGE (Per accident) $ Comp/Collision $ C D x x UMBRELLA LIAB FXCESS LIAB L x OCCUR CLAIMS-MADE x x [*CONFIDENTIAL*] 08/01/2012 08/01/2012 08/01/2013 08/01/2013 EACH OCCURRENCE cONFIDENTIAL*] AGGREGATE [*CONFIDENTIAL* ] DED x RETENTIONS 0 B workers compensation n/a [“CONFIDENTIAL*] 08/01/2012 08/01/2013 wo STATUTORY LIMITS Other AND employers’ liability Any PROPRIETOR/PARTNER/F.X OFFICER/MEMBER EXCLUDED? (Mandatory in NH| If yes, describe under DESCRIPTION of OPERATIONS 1 ECUTIVE Y/n E.L EACH ACCIDENT CONFIDENTIAL* E E.L DISEASE—EA EMPLOYEE [*CONFIDENTIAL*] [cONFIDENTIAL*] below E.L DISEASE—POLICY limit I DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, it more space Is required) RE: All Locations Per Written Agreement with Dairyland USA Corporation; The Chefs’ Warehouse Mid-Atlantic, LLC; Bel Canto Foods, LLC; The Chefs’ Warehouse West Coast, LLC; The Chefs’ Warehouse of Florida, LLC; The Chefs’ Warehouse, Inc.; and Chefs’ Warehouse Parent, LLC. JPMorgan Chase Bank, N.A., as Collateral Agent is included as Additional Insured, in accordance with the Blanket Additional Insured provisions of the General Liability, Excess Liability and Automobiie Liability. CERTIFICATE HOLDER CANCELLATION JPMorgan Chase Bank, N.A. as Collateral Agent 106 Corporate Park Drive White Plains, NY 10604-3806 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE The ACORD name and logo are registered marks of ACORD © 1988-2010 ACORD CORPORATION. All rights reserved.

CERTIFICATE OF PROPERTY INSURANCE DATE (MM/DD/YYYY) 04/16/2013 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. If this certificate is being prepared for a party who has an Insurable Interest In the property, do not use this form, Use ACORD 27 or ACOR0 28. PRODUCER 1-914-696-3700 Arthur J Gallagher Risk Management Services, Ina. CONTACT NAME: PHONE | FAX 2 Gannett Drive, 3rd Floor E-mail ADDRESS: White Plains, NY 10604 PRODUCER CUSTOMER ID: INSURER(S) AFFORDING COVERAGE NAIC # INSURED a [*CONFIDENTIAL*] [*confidential*] The Chefs’ Warehouse, Inc. and subsidiaries INSURER B 100 East Ridge Road INSURER C ; INSURER D: Ridgefield, CT 06877 INSURER E: INSURER F : COVERAGES CERTIFICATE NUMBER: 33130474 REVISION NUMBER: LOCATION OF PREMISES /DESCRIPTION OF PROPERTY (Attach ACORD 101, Additional Remarks Schedule, if mors space is required) LOCATIONS I SEE ATTACHED SUPPLEMENT THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE(MM/DD/YYYY) POLICY EXPIRATION DATE(MM/DD/YYYY) COVERED PROPERTY LIMITS [ PROPERTY CAUSES OF LOSS DEDUCTIBLES BUILDING PERSONAL PROPERTY BUSINESS INCOME EXTRA EXPENSE RENTAL VALUE BLANKET BUILDING BLANKET PERS PROP BLANKET BIOS & PP 5 S BASIC BUILDING CONTENTS s BROAD $ SPECIAL $ EARTHQUAKE 5 WIND s FLOOD s s s INLAND MARINE TYPE OF POLICY s CAUSES OF LOSS s NAMED PERILS POLICY NUMBER $ CRIME S TYPE OF POLICY $ S A BOILERS MACHINERY; EQUIPMENT BREAKDOWN [*CONFIDENTIAL*] 05/01/12 08/01/13 s s CERTIFICATE HOLDER CANCELLATION JPMorgan Chase Bank, N.A as Collateral Agent 106 Corporate Park Drive SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTiCE WILL BE DELIVERED in ACCORDANCE WITH THE POLICY PROVISIONS AUTHORIZED REPRESENTATIVE White Plains, NY 10604-3306 USA pambrown ©1995-2009 ACORD CORPORATION. All rights reserved- ACORD 24 (2009/09) The ACORD name and logo are registered marks of ACORD 33130474 SPECIAL CONDITIONS I OTHER COVERAGES (Attach ACORD 101, Additional Remarks Schedule, if more space Is required) Direct Damage [*CONFIDENTIAL* Combined PD/BI/BE, [*CONFIDENTIAL*] deductible Business Interruption/Extra Expenees [*CONFIDENTIAL*] Combined PD/BI/EE, 24 Hour Deductible Certificate Holder is Loss Payee

SUPPLEMENT TO CERTIFICATE OF INSURANCE

DATE 04/16/2013 NAME OF INSURED: The Chefs’ Warehouse, Inc. and subsidiaries

Additional Description of Operations/Remarks from Page 1: LOCATIONS 100 East Ridge Rd,, Ridgefield, CT 1300 Viele Ave. / 1301 Ryawa Ave., Bronx, NY 240 Center Food Dr., Bronx, NY 7477 candlewood Rd., Hanover, MD 536 Fayette St. - Preferred Freezer, Perth Amboy, NJ 700 Plza Drive, Secaucus, NJ 2600 SW 32nd Ave., Bldg. D, Hollywood, FL 1663 East Gale Ave,, City of Industry, CA 31177 Wiegman Rd., Hayward, CA 4525 West Hacienda Ave, Las Vegas, NV 3305 NW Guam St., Portland, OR 619 Linn St., Cinoinnati, OH 8643 South 212 th St. - Building D, Kent, WA 3775 Zano Trace Drive, Columbus, OH Additional

Information: SUPP (05/04)

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DATE (MM/DD/YYYY) 04/16/2013 THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST. producer name, phone contact person and address FAX (A/C No.) 1-914-696-3700 company name AND address NAIC no: [*CONFIDENTIAL*] Arthur J Gallagher Risk Management Services, Inc., [*CONFIDENTIAL*] 2 Gannett Drive, 3rd Floor White Plains, ny 10604 fax 1-914-696-1010 e-mail A/C. No): address: if multiple companies, complete separate form for each code: sub code: type policy Agency Customer id#: named insured and address AGENCY customer ID The Chefs’ Warehouse, Inc. and subsidiaries loan number policy number [CONFIDENTIAL*] 100 Bast Ridge Road effective date expiration date continued until 08/01/13 terminated IF checked Ridgerield, CT 06877 O5/01/12 additional named insure) this replaces prior evidence dated; PROPERTY INFORMATION (Use REMARKS on page 2, If more space is required) BUILDING OR BUSINESS PERSONAL PROPERTY location/description location; see attached remarks THE POLICTS OF INSURANCE LISTED BELOW Have Been issued to THE INSURED NAMED ABOVE FOR THE POLICY” PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. COVERAGE INFORMATION PERILS INSURED BASIC BROAD x SPECIAL COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: [*CONFIDENTIAL*] DED; [*CONFIDENTIAL*] Yes NO N/A [X] BUSINESS INCOME ☐ RENTAL VALUE X If YES, LIMIT; Included Actual Loss Sustained; # of months: 24 BLANKET COVERAGE X If YES, Indicate value(s) reported on property Identified above:[*CONFIDENTIAL*] TERRORISM COVERAGE X Attach Disclosure Notice / DEC IS THERE A TERRORISM-SPECIFIC EXCLUSION? X IS DOMESTIC TERRORISM EXCLUDED? X LIMITED FUNGUS COVERAGE X lf Yes, LIMIT: [*CONFIDENIIAL*] DED:[*CONFIDENTIAL*] FUNGUS EXCLUSION (If “YES”, specify organization’s form used) X See Below REPLACEMENT COST X AGREED VALUE X COINSURANCE X If YES, % EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT: DED: ORDINANCE OR LAW —Coverage for loss to undamaged portion of bldg X —Demolition Costs X If YES, LIMIT: [*CONFIDENTIAL*] DED:’[*CONFIDENTIAL*]” —Incr. Cost of Construction X If YES, LIMIT: [*CONFIDENTIAL*] DED: [*CONFIDENTIAL*] EARTH MOVEMENT (If Applicable} X if yes, limit [*CONFIDENTIAL*] DED: [*CONFIDENTIAL*] FLOOD (If Applicable) X If YES, LIMIT: [*CONFIDENTIAL*] DED: [*CONFIDENTIAL*] WIND/HAIL (If Subject to Different Provisions) X If YES, LIMIT: [*CONFIDENTIAL*] DED: [*CONFIDENTIAL*] PERMISSION TO WAIVE SUBROGATION IN FAVOR of MORTGAGE HOLDER PRIOR TO LOSS X CANCELLATION MORTGAGEE CONTRACT OF SALE LENDER SERVICING AGENT NAME AND ADDRESS X LENDERS LOSS PAYABLE X loss Payee NAME AND ADDRESS JPMorgan Chase Bank, N.A as Collateral Agent N.A 106 Corporate Park Drive White Plains, NY 10604- 3806 USA AUTHORIZED REPRESENTATIVE — ACORD 28 (2009/12) 33130444 Page 1 of 2 ©2003-2009 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD ADDITIONAL INTEREST

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS—Including Special Conditions (Use only if more space is required)

FLOOD LIMITS and DEDUCTIBLES

Limit - [*CONFIDENTIAL*]; limit Deductible. [*CONFIDENTIAL*] at all locations except

Limit - [*CONFIDENTIAL*]; limit Deductible—[*CONFIDENTIAL*] at the following locations;

240 Center Food Dr., Bronx, NY

700 Plaza Drive, Seoaucus, NJ

2600 SW 32nd Ave,, Bldg. D, Hollywood, FL

FUNGUS EXCLUSION

[*CONFIDENTIAL*]

Mold/Fungus Exclusion

(With direct result of covered loss exception) EARTH MOVEMENT LIMITS and DEDUCTIBLES

Limit—[*CONFIDENTIAL*] Limit; deductible—[*CONFIDENTIAL*] at all locations except

Limit—[*CONFIDENTIAL*] Limit; Deductible—[*CONFIDENTIAL*] at the following locations 1663 East Gale Ave., City of Industry, CA 31177 Wiegman Rd., Hayward, CA

LOCATIONS

100 Bast Ridge Rd,, Ridgefield, CT

1300 Viele Ave. / 1301 Ryawa Ave., Bronx, NY

240 Center Food Dr., Bronx, NY

7477 Candlewood Rd., Hanover, MD

536 Fayette St, —Preferred Freezer, Porth Amboy, NJ

700 Plaza Drive, Seoauous, NJ

2600 SW 32nd Ave,, Bldg. D, Hollywood, FL

1663 Saut Gale Ave,, City of Industry, CA

31177 Wiegman Rd., Hayward, CA

4525 West Haoienda Ave, Las Vegas, NV

3305 NW Guam St., Portland, OR

619 Linn St., Cincinnati, OH

8643 South 212 th St.—Building D, Kent, WA

3775 Zane Trace Drive, Columbus, OH

NAMED INSUREDS

The Chefs’ Warehouse, Inc.

Dairyland USA Corporation

The Chefs’ Warehouse Mid Atlantic, LLC

Bel Canto Foods, LLC

CERTIFICATE OF LIABILITY INSURANCE 7652B DATE (MM/DD/YYYY) 04/16/2013 THIS CERTIFICATE is ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder Is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder In lieu of such endorsement(s). PRODUCER Commercial Lines (973) 437-2300 Wells Fargo Insurance Services USA, Inc. 7Glralda Farms, 2nd Floor Madison, NJ 07940-1027 CONTACT NAME Christopher Longo PHONE (A/C. No. Ext): 973-437-2356 FAX (A/c. No): 865-907-1395 : Email ADDRESS: chris.longo@wellsfargo.com INSURER (S) AFFORDING COVERAGE NAIC # : INSURER A; [*CONFIDENTIAL*] NFIDENTIAL*] DNFIDENTIAL*] NFIDENTIAL*] [*CONFIDENTIAL*] INSURED The Chefs’ Warehouse, Inc. 100 East Ridge Road Ridgefield, CT 06877 INSURER B: [*CONFIDENIIAL*] INSURER C; [‘CONFIDENTIAL’] INSURER D: CONFIDENTIAL*] [CONFIDENTIAL*] INSURER E: INSURER F: COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: See Below THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE ADDL INSR SUBR WVD POLICY NUMBER POLICY EPF (MM/DD/YYYY) POLICY EXP (MM/DD/YYYY) LIMITS A GENERAL LIABILITY X [*CONFIDENTIAL*] 08/01/2012 08/01/2013 EACH OCCURRENCE [*CONFIDENTIAL*] [*CONFIDENTIAL*] X COMMERCIAL GENERAL LIABILITY F. [x] OCCUR DAMAGE TO RENTED PREMISES (Ea occurrence) — (CLAIMS MAD [X] OCCUR MED EXP (Any one person} [*CONFIDENTIAL*] [*CONFIDENTIAL*] [*CONFIDENTIAL*] PERSONAL & ADV INJURY GENERAL AGGREGATE GENL AGGREGATE LIMIT policy APPLIES PER; PRODUCTS—COMPOP AGG [*CONFIDENTIAL*] X LOC $ [*CONFIDENTIAL*] B AUTOMOBILE LIABILITY X [“CONFIDENTIAL*] [“CONFIDENTIAL*] 08/01/2012 08/01/2013 COMBINED SINGLE LIMIT (FA accident) X ANY AUTO BODILY INJURY (Per person) $ X ALL OWNED AUTOS HIRED AUTOS X SCHEDULED AUTOS NON-OWNED AUTOS BODILY INJURY (Per accident) $ PROPERTY DAMAGE (Per accident) $ X Comp-CoinBlon C D X X UMBRELLA LIAB EXCESS LIAB X_ OCCUR CLAIMS-MADE X X 08/01/2012 08/01/2012 08/01/2013 08/01/2013 EACH OCCURRENCE [*CONFIDENTIAL*] [*CONFIDENTIAL* AGGREGATE DED 1 X RETENTIONS 0 $ 13 WORKERS COMPENSATION N/A [“CONFIDENTIAL*] 08/01/2012 08/01/2013 IWC STATUTORY LIMITS OTHER AND EMPLOYERS’ Liability Any PROPRIETORJPARTHER EXECUTIVE Y/N OFFICER/MEMBER EXCLUOt (Mandatory in NHJ If yes. describe under DESCRIPTION OF OPERATIOS BELOW H E.L EACH ACCIDENT [*CONFIDENTIAL*] E.L. DISEASE—EA EMPLOYEE [*CONFIDENTIAL*] “CONFIDENTIAL*] NS below Ft DISEASE-POLICY LIMIT [X] CERTIFICATE HOLDER CANCELLATION JPMorgan Chase Bank, N.A. as Collateral Agent 106 Corporate Park Drive While Plains, NY 10604-3806 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS, authorized REPRESENTATIVE Tho ACORD name end logo are registered marks of ACORO ©1908-2010 ACORD CORPORATION. All rights reserved. ACORD 25 (2010/05) DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, If more space required) RE: All Locations Per written Agreement Dairyland USA Corporation; The Chefs’Warehouse Mld-Atlantic, LLC; Bel Canto Foods. LLC; The Chefs’Warehouse West ; Coast, LLC; The Chefs’ Warehouse of Florida, LLC; The Chefs’ Warehouse, Inc.; and Chefs’ Warehouse Parent, LLC. JPMorgan Chase Bank, N.A., as Collateral Agent is, Included as Additional insured, in accordance with Use Blanket Additional Insured provisions of the General Liability, Excess Liability and Automobile Liability.

CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) 9/27/2012 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURERS(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder Is an ADDITIONAL INSURED, the polloy(les) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsements. PRODUCES Gardiner Allen DeRoberts Insurance LLC 777 Goodale Blvd, Suite 200 Columbus’ OH 43212 NAME Kristin Sutter, CPCU PHONE A/C NO): (614)221-1500 E-MAIL Address; ksutter@gadinsurance.com INSURER(S) AFFORDING COVERAGE INSURER [*CONFIDENTIAL*] NAIC [*CONFIDENTIAL*] INSURED Michael’s Fine Meats, LLC 3775 Zane Trace Road Columbus OH 43228 INSURER b : INSURER C; INSURER D | INSURER R; insurbk Ft COVERAGES CERTIFICATE NUMBER; CL1252304558 8 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR TYPES OF INSURANCE 1 POLICY NUMBER POLICY EXP LIMITS A GENERAL LIABILITY X [CONFIDENTIAL*] 5/18/2012 5/18/2013 EACH OCCURRENCE [*CONFIDENTIAL*] [*CONFIDENTIAL*] [*CONFIDENTIAL*] COMMERCIAL GENERAL LIABILITY OCCUR PREMISES (Ea OCCURANCE ~| CLAIMS-MADE MED EXP (Any one person) PERSONAL & ADV INJURY [*CONFIDENTIAL* [*CONFIDENTIAL*] [CONFIDENTIAL”] GENERAL AGGREGATE GE AGGREGATE LIMIT APPLIES PER: POLICY ( PRODUCTS ? COMP/0P A0G x $ A AUTOMOBILE LIABILITY [CONFIDENTIAL*] 5/18/2012 5/18/2013 COMBINED SINGLE LIMIT [CONFIDENTIAL’ $ X ANY AUTO SCHEOULED TOS NON-OWNED AUTOS BODILY INJURY *(Per person) AIL OWNED AUTOS AUTOS sc ft AL BODILY injury (Per accident) $ PROPERTY DAMAGE ‘Per accident s Drive Other Coverage s A X UMBRELLA LIABILITIES EXCESS lias X OCCUR CLAIMS-MADE [*CONFIDENTIAL*] 5/18/2012 5/18/2013 EACH OCCURRENCE [*CONFIDENTIAL*] [*CONFIDENTIAL*] AGGREGATE DED 1 RETENTION 3 A WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N ANY PROPRIETOR/PARTNER Executive OFFICER MEMBER EXCLUDED? (Mandnlary) ‘ describe under DESCRIPTION OF OPERATIONS below N/A CONFIDENTIAL*] 5/18/2012 5/18/20S3 E.L EACH ACCIDENT E.L DISEASE EA EMPLOYEE e.L DISEASE POLICY LIMIT CONFIDENTIAL] *CONFIDENTIAL*] [*CONFIDENTIAL*] 1 CERTIFICATE HOLDER CANCELLATION JP Morgan Chase Bank, N.A, as Collateral Agent 106 Corporate Park Drive White Plains, NY 10604-3806 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE—WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS, AUTHORISED REPRESENTATIVE ACORD 25 010/06) © 1988-2010 ACORD CORPORATION. All rights reserved. INS025 (2oi005j.0i The ACORD name and logo are registered marks of ACORD DESCRIPTION OF OPERATIONS / LOCATIONS/VEHICLES (I/mermpaeelsrsfiuJrtd) This document neither affirmatively nor negatiyely amends, extends, or altera the terms of or the coverage afforded by policy referenced herein. Certificate Holder is Additional Insured with respects to 3775 Zane Trace. Road, Columbus, oh 43228

CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) 9/27/2012 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTENDS OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURERS(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder In lieu of such endorsement(s). PRODUCER Gardiner Allen DeRoberts Insurance LLC 777 Goodale Blvd, Suite 200 Columbus OH 43212 NAME Kristina Sutter, CPCU PHONE. (614)221-1500 E-mail address: ksutter@gadinsurance.com Insurer(s) affording COVERAGE [*CONFIDENTIAL*] NAIC # INSURER a [*CONFIDENTIAL*] INSURED Michael’s Finer Meats, LLC 3775 Zane Trace Road Columbus OH 43228 insurers : INSURER C: INSURER D: INSURER E: INSURER F: COVERAGES CERTIFICATE NUMBER:CL1252304558 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR type of INSURANCE ADDL INSR SUBR WVO POLICY NUMBER POLICY (MM/DD/YYYY) POLICY exp MM/DD/YYYY LIMITS A GENERAL LIABILITY X [*CONFIDENTIAL*] 5/18/2012 5/18/2013 EACH OCCURRENCE [*CONFIDENTIAL*] [CONFIDENTIAL* X COMMER CIAL GENERAL LIABILITY MS-MADE | X 1 OCCUR DAMAGE TO RENTED PREMISES (Ea occurrence! CLA MED EXP {Any one person) [*CONFIDENTIAL*] [*cONFIDENTIAL*] PERSONAL & ADV INJURY GENERAL AGGREGATE [*CONFIDENTIAL*] GE X AGGREGATE L MIT APPLIES PER: PRODUCTS—C0MP/0P AGG [cONFIDENTIAL* POLICY PF if LOC A AUTOMOBILE LIABILITY [*CONFIDENTIAL*] 5/16/2012 5/18/2013 COMBINED SINGLE LIMIT (Ea accident) [cONFIDENTIAL* X ANY AUTO SCHEDULED AUTOS BODILY INJURY (Per person) ALL OWED AUTOS HIRED AUTOS S A BODILY INJURY (Per accident) $ NON-OWNED AUTOS PROPERTY DAMAGE {per accident) $ Drive OTHER Car Coveraca $ A X UMBRELLA liabilities EXCESS liabilities X 1 OCCUR CLAIMS-MADE CONFIDENTIAL*] 5/18/2012 5/18/2 013 EACH OCCURRENCE [*CONFIDENTIAL*] AGGREGATE cONFIDENTIAL*] “ ?ED X RETENTION s 0 $ A WORKERS COMPENSATION AND EMPLOYERS’LIABILITY y,N ANY PROPRIETOR/PARTNSR/EXECUTIVE 1 OFFICER/MEMBER EXCLUDED? mandatory In NH if yes, describe under DESCRIPTION OF OPERATIONS below N/A [*CONFIDENTIAL*] 5/18/2012 5/13/2013 WC STATU—i OTH—TORY LIMITS 1 PROJECT e.l. EACH ACCIDENT *CONF CONFIDENTIAL*] [*CONFIDENTIAL*] E.L DISEASE—EA EMPLOYEE E.L DISEASE—POLICY LIMIT [cONFIDENTIAL*] i DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, If more space 16 required) This document neither affirmatively nor negatively amends, extends, or alters the terms of or the coverage afforded by policy referenced, herein. Certificate Holder is Additional Insured with respects to 3775 Zane Trace Road, Columbus, OH 43228 CERTIFICATE HOLDER CANCELLATION (JPMorgan Chase Bank, N.A. as Collateral Agent 106 Corporate Park Drive White Plains, NY 10604-3806 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. authorized REPRESENTATIVE ACORD 26 (2010/05) © 1988-2010 ACORD CORPORATION, All rights reserved, INS025 [201005).01 The ACORD name and logo are registered marks of ACORD

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST. PRODUCER NAME, PHONE CONTACT PERSON AND ADDRESS | (A/C, No. Ext): 1-914-696-3700 COMPANY NAME AND ADDRESS NAIC NO: [*CONFIDENTIAL*] Arthur J Gallagher Risk Management Services, Inc. 2 Gannett Drive, 3rd Floor White Plains, NY 10604 [*CONFIDENTIAL*] IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH FAX 1-914-696-1010 E-MAIL (A/C.No): ADDRESS: CODE: SUB CODE: POLICY TYPE AGENCY CUSTOMER ID#: NAMED INSURED AND ADDRESS The Chefs’ Warehouse, Inc. and subsidiaries 100 East Ridge Road Ridgefield, CT 06877 LOAN NUMBER POLICY NUMBER See attached EFFECTIVE DATE EXPIRATION DATE CONTINUED UNTIL 05/01/12 08/01/13 [ x] TERMINATED IF CHECKED ADDITIONAL NAMED INSURED(S) THIS REPLACES PRIOR EVIDENCE DATED: PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) ☐ BUILDING OR ☐ BUSINESS PERSONAL PROPERTY LOCATION/DESCRIPTION LOCATION: SEE ATTACHED THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY. REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. ‘ COVERAGE INFORMATION PERILS INSURED ☐ BASIC ☐ BROAD ☐ SPECIAL ☐ COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ See attached DED: YES NO N/A ☐ BUSINESS INCOME ☐ RENTAL VALUE If YES. LIMIT: | | Actual Loss Sustained: # of months; BLANKET COVERAGE If YES, indicate value(s) reported on property identified above: $ TERRORISM COVERAGE Attach Disclosure Notice / DEC IS THERE A TERRORISM-SPECIFIC EXCLUSION? IS DOMESTIC TERRORISM EXCLUDED? LIMITED FUNGUS COVERAGE If YES, LIMIT: DED FUNGUS EXCLUSION (If “YES”, specify organization’s form used) REPLACEMENT COST AGREED VALUE COINSURANCE If YES,% EQUIPMENT BREAKDOWN (If Applicable) If YES, LIMIT: DED: ORDINANCE OR LAW —Coverage for loss to undamaged portion of bldg —Demolition Costs If YES, LIMIT: DED: —Incr. Cost of Construction If YES, LIMIT: DED: EARTH MOVEMENT (If Applicable) If YES, LIMIT DED FLOOD (If Applicable) If YES. LIMIT: DED: WIND / HAIL (If Subject to Different Provisions) If YES, LIMIT: DED: PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. ADDITIONAL INTEREST MORTGAGEE LENDERS LOSS PAYABLE CONTRACT OF SALE LENDER SERVICING AGENT NAME AND ADDRESS NAME AND ADDRESS JPMorgan Chase Bank, N.A as Collateral Agent 106 Corporate Park Drive White Plains, NY 10604-3806 USA AUTHORIZED REPRESENTATIVE ACORD 28 (2009/12) 33131725 Page 1 of 2 © 2003-2009 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS - Including Special Conditions (Use only if more space is required)

ACORD 28 (2009/12) PAGE 2 OF 2

Marine Cargo Policy; [*CONFIDENTIAL*] Limits of Insurance: [*CONFIDENTIAL*] —Per any one conveyance, connecting conveyance, or at any place at any one time except as otherwise provided by this policy; [*CONFIDENTIAL*] Per any one aircraft or connecting conveyance; [*CONFIDENTIAL*] —Per any one truck or railroad car (Domestic Transit); [*CONFIDENTIAL*]—Per any one package shipped by government or private mail or parcel post or parcel delivery service; [*CONFIDENTIAL*] —In respect of non-containerized goods shipped “on deck” of a vessel subject to an on deck B/L. This limitation shall not apply to goods shipped in containers, vans or LASH vessels whether stowed on or under deck of an overseas vessel; [*CONFIDENTIAL*] —Per any one barge or any one tow as a principal conveyance; [*CONFIDENTIAL*] = per any one exhibition / trade fair; [*CONFIDENTIAL*] —Per any one salesperson’s samples. Deductibles: [*CONFIDENTIAL*] per occurrence for transit claims [*CONFIDENTIAL*]per occurrence for storage claims [*CONFIDENTIAL*] Per occurrence for Flood / Windstorm / Earthquake claims Listing of Scheduled Warehouses—As of 12/31/12 LOCATION LIMIT OF LIABILITY 1300 Viele Avenue / 1311 Ryawa Avenue, Bronx, NY 10474 [*CONFIDENTIAL*] 240 Food Center Drive, Bronx, NY 10474 [*CONFIDENTIAL*] 7477 Candlewood Road, Hanover, MD 21076 [*CONFIDENTIAL*] 2600 SW 32nd Avenue, Building D, Pembroke Park, FL 33023 [*CONFIDENTIAL*] 1663 East Gale Avenue, City of Industry, CA 91745 [*CONFIDENTIAL*] 31177 Wiegman Road, Hayward, CA 94511 [*CONFIDENTIAL*] 3305 NW Guam Street, Portland, OR 97210 [*CONFIDENTIAL*] The Chefs’ Warehouse West Coast, LLC [*CONFIDENTIAL*] d/b/a Praml International, 4525 West Hacienda, #3, Las Vegas, NV 89118 The Chefs’ Warehouse Midwest, LLC [*CONFIDENTIAL*] 619 Linn Street Cincinnati, OH 45203 Any One Unnamed Location in the World [*CONFIDENTIAL*]

FLOOD and WINDSTORM LIMITS and DEDUCTIBLES

[*CONFIDENTIAL*] ALL losses shall have a maximum limit of per occurrence and in the aggregate for all losses in any one year. [*CONFIDENTIAL*]

• A deductible of per occurrence, shall apply to all losses resulting from Flood and Windstorm. Events occurring within a 72 hour period location shall constitute a single occurrence. EARTHQUAKE SHOCK & EARTHQUAKE SPRINKLER LEAKAGE LIMITS and DEDUCTIBLES All losses, including fire, sprinkler leakage or bursting of pipes where earthquake is the proximate cause shall have a maximum limit of [*CONFIDENTIAL*] per occurrence and in the aggregate for all losses in any one policy year.

[*CONFIDENTIAL*]

• A deductible of per occurrence shall apply to all losses resulting from the peril or Earthquake. Events occurring within a 72 hour period location shall constitute a single occurrence.

War Policy: [*CONFIDENTIAL*] Limits of Insurance:

[*CONFIDENTIAL*] Any one vessel

SCHEDULE 5.15

CAPITALIZATION AND SUBSIDIARIES

Issuer	Authorized Equity Interests	Issued Equity Interest	Ownership
The Chefs’ Warehouse, Inc.	100,000,000 shares of common stock 5,000,000 shares of preferred stock	20,917,309 shares of common stock

Christopher Pappas- 20.22% (subject to underwriters’ over-allotment option)

John Pappas- 19.36% (subject to underwriters’ over-allotment option)

Employees and General Public- 60.42% (subject to underwriters’ over-allotment option)

Dairyland USA Corporation	200 shares of common stock	100 shares of common stock represented by certificate no. 26	The Chefs’ Warehouse, Inc.- 100%

Chefs’ Warehouse, Parent, LLC	N/A	N/A	The Chefs’ Warehouse, Inc.- 100%

Bel Canto Foods, LLC	N/A	N/A	Dairyland USA Corporation- 100%

The Chefs’ Warehouse West Coast, LLC	N/A	N/A	Chefs’ Warehouse Parent, LLC- 100%

The Chefs’ Warehouse Of Florida, LLC	N/A	N/A	Chefs’ Warehouse Parent, LLC- 100%

The Chefs’ Warehouse Mid-Atlantic, LLC	N/A	N/A	Chefs’ Warehouse Parent, LLC- 100%

Dairyland HP, LLC	N/A	N/A	Dairyland USA Corporation- 100%

Schedule 5.15-1

The Chefs’ Warehouse Midwest, LLC	N/A	N/A	Chefs’ Warehouse Parent, LLC- 100%

Michael’s Finer Meats Holdings, LLC	N/A	N/A	Chefs’ Warehouse Parent, LLC- 100%

Michael’s Finer Meats, LLC	N/A	N/A	Michael’s Finer Meats Holdings, LLC

Entity Name	Jurisdiction of Organization	Organizational Form
Dairyland USA Corporation	New York	Corporation

Bel Canto Foods, LLC	New York	Limited Liability Company

The Chefs’ Warehouse, Inc.	Delaware	Corporation

The Chefs’ Warehouse West Coast, LLC	Delaware	Limited Liability Company

Chefs’Warehouse Parent, LLC	Delaware	Limited Liability Company

The Chefs’ Warehouse of Florida, LLC	Delaware	Limited Liability Company

The Chefs’ Warehouse Mid-Atlantic, LLC	Delaware	Limited Liability Company

Dairyland HP LLC	Delaware	Limited Liability Company

The Chefs’ Warehouse Midwest, LLC	Delaware	Limited Liability Company

Michael’s Finer Meats Holdings, LLC	Delaware	Limited Liability Company

Michael’s Finer Meats, LLC	Delaware	Limited Liability Company

Schedule 5.15-2

SCHEDULE 5.18

TRADE NAMES

Grantor	Trade Names/Names Used in Past Five Years
Dairyland USA Corporation	• The Chefs’ Warehouse • Winters Seafoods • Dairyland • Dairyland USA

The Chefs’ Warehouse Mid-Atlantic, LLC	• The Chefs’ Warehouse, LLC

The Chefs’ Warehouse, Inc.	• Chefs’ Warehouse Holdings, LLC

Bel Canto Foods, LLC	• Bel Canto Food • Bel Canto Foods • Bel Canto

Michael’s Finer Meats, LLC	• Michael’s Finer Meats & Seafood • Michael’s Finer Meats, Inc.

Schedule 5.18-1

SCHEDULE 5.19

BANK ACCOUNTS

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Credit Card	Collections/ Disbursements

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Disbursements

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

Schedule 5.19-1

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse West Coast, LLC	Bank of America Puente Hills 1605 S. Azusa Ave Hacienda Heights CA 91745	[*CONFIDENTIAL*]	DDA	Driver Cash Collections/ Petty Cash Disbursements

The Chefs’ Warehouse, Inc.	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Collections/ Disbursements	Account not used and is to be closed.

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri-State Area Collections

Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri-State Area Collections

Schedule 5.19-2

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	Lockbox For Maryland and Surrounding Area Collections

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For West Coast Collections

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For Florida Area Collections

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Control Disbursement	Disbursements

Michael’s Finer Meats, LLC	Zions Bank	[*CONFIDENTIAL*]	Depository Account	Fund Checking Account

Michael’s Finer Meats, LLC	Zions Bank	[*CONFIDENTIAL*]	Checking Account	Checking Account

Schedule 5.19-3

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Depository Account	Fund Payroll Checking

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Checking Account	Payroll

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Depository Account	Record Customer Deposits

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Disbursement Account	Payroll and Vendor Payments

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Disbursement Account	Disbursements

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Operating Account	Collections/ Disbursements

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Payroll Account	Payroll

Schedule 5.19-4

SCHEDULE 5.21

AFFILIATE TRANSACTIONS

Warehouse and Office Leases

We lease two warehouse and office facilities from two entities that are wholly-owned by three of our directors pursuant to long-term operating lease agreements.

Dairyland subleases a warehouse and office facility in the Bronx, New York from The Chefs’ Warehouse Leasing Co, LLC, a New York limited liability company that is wholly-owned by Christopher Pappas, John Pappas and Dean Facatselis.

Dairyland also leases a warehouse and office facility in Hanover, Maryland from Candlewood Road Property, LLC, a Maryland limited liability company that is wholly-owned by Christopher Pappas, John Pappas and Dean Facatselis.

Dairyland has provided a conditional guarantee for the Indebtedness of The Chefs’ Warehouse Leasing Co, LLC, a New York limited liability company that is wholly-owned by Christopher Pappas, John Pappas and Dean Facatselis, in connection with a mortgage note for the warehouse and office facility located at 1300 Viele Avenue, Bronx, New York.

Employment of Family Members

John Pappas’s brother-in-law, Constantine Papataros, is an employee of Dairyland USA Corporation.

Schedule 5.21-1

SCHEDULE 10.1

EXISTING INDEBTEDNESS

Dairyland has provided a conditional guarantee for up to approximately $10,000,000 for the Indebtedness of The Chefs’ Warehouse Leasing Co, LLC, a New York limited liability company, that is wholly owned by Christopher Pappas, John Pappas and Dean Facatselis, in connection with a mortgage note for the warehouse and office facility located at 1300 Viele Avenue, Bronx, New York.

Schedule 10.1-1

SCHEDULE 10.2

EXISTING LIENS

None.

Schedule 10.2-1

SCHEDULE 10.4(b)

EXISTING INVESTMENTS

None.

Schedule 10.4(b)-1

SCHEDULE 10.4(l)

PERMITTED QZINA ACQUISITION

The contemplated acquisition of all of the equity interests of Qzina Specialty Foods North America Inc., a British Columbia corporation. The acquisition is scheduled to close, subject to certain customary conditions, in the second quarter of 2013.

Schedule 10.4(l)-1

SCHEDULE 10.10

EXISTING RESTRICTIONS

None.

Schedule 10.10-1

EXHIBIT A

FORM OF JOINDER

[NAME OF NEW GUARANTOR]

To each Noteholder:

Date: [Month] [Day], 20[__]

Reference is made to that certain Note Purchase and Guarantee Agreement dated as of April 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among Dairyland USA Corporation, a New York corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC, a Delaware limited liability company (“CW Mid-Atlantic”), Bel Canto Foods, LLC, a New York limited liability company (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC, a Delaware limited liability company (“CW West Coast”), and The Chefs’ Warehouse of Florida, LLC, a Delaware limited liability company (together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, each an “Issuer”, and collectively, the “Issuers”), and each of The Chefs’ Warehouse, Inc., a Delaware corporation, Chefs’ Warehouse Parent, LLC, a Delaware limited liability company, The Chefs’ Warehouse Midwest, LLC, a Delaware limited liability company, Michael’s Finer Meats Holdings, LLC, a Delaware limited liability company, Michael’s Finer Meats, LLC, a Delaware limited liability company, and each of the other entities from time to time party thereto as a Guarantor (collectively, the “Guarantors”, and together with the Issuers, collectively, the “Obligors”), and the Purchasers and each of their respective successors and assigns, including, without limitation, future holders of the Notes (as defined below) (collectively, the “Noteholders”), pursuant to which the Issuers, among other things, issued to the Noteholders their 5.90% Guaranteed Senior Secured Notes due April 17, 2023 (the “Notes”) in the aggregate principal amount of $100,000,000.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement.

1.	JOINDER OF NEW GUARANTOR.

In accordance with the terms of Section 9.10 of the Note Purchase Agreement, [Insert Name of Guarantor], a [            ] [corporation/limited liability company] (the “New Guarantor”), by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, a party to the Note Purchase Agreement and bound by the terms and conditions of the Note Purchase Agreement as a Guarantor, including, without limitation, becoming jointly and severally liable with the other Guarantors for the Guaranteed Obligations and for the due and punctual performance and observance of all the covenants in the

Exhibit A-1

Note Purchase Agreement to be performed or observed by the Obligors, all as more particularly provided for in Sections 9 and 10 of the Note Purchase Agreement. The Note Purchase Agreement is hereby, without any further action, amended to add the New Guarantor as a “Guarantor”, “Obligor” and signatory to the Note Purchase Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE NEW GUARANTOR.

The New Guarantor hereby makes, as of the date hereof and only as to itself in its capacity as a Guarantor and/or as a Subsidiary, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement that is directly applicable to a Guarantor or a Subsidiary (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

3.	DELIVERIES BY NEW GUARANTOR.

The New Guarantor hereby delivers to each of the Noteholders, contemporaneously with the delivery of this Joinder Agreement, each of the documents and certificates set forth in Section 9.10 of the Note Purchase Agreement.

4.	MISCELLANEOUS.

4.1 Effective Date.

This Joinder Agreement shall become effective on the date on which this Joinder Agreement and each of the documents and certificates set forth in Section 9.10 of the Note Purchase Agreement are sent to the Noteholders at the addresses and by a means stipulated in Section 19 of the Note Purchase Agreement.

4.2 Expenses.

The New Guarantor agrees that it will pay the reasonable fees and the disbursements of special counsel to the Noteholders incurred in connection with the execution and delivery of this Joinder Agreement in accordance with Section 16 of the Note Purchase Agreement.

4.3 Section Headings, etc.

The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Joinder Agreement as a whole and not to any particular Section or other subdivision.

Exhibit A-2

4.4 Governing Law.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

4.5 Successors and Assigns.

This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the New Guarantor.

4.6 Facsimile Signature.

Delivery of an executed signature page of this Joinder Agreement by facsimile transmission or electronic transmission, including by PDF file, shall be as effective as delivery of a manually executed signature page hereof.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit A-3

IN WITNESS WHEREOF, the New Guarantor has caused this Joinder Agreement to be executed on its behalf by a duly authorized officer or agent thereof as of the date first above written.

Very truly yours,

[NAME OF NEW GUARANTOR]

By
Name:
Title:

Exhibit A-4